                RECEIVABLES PURCHASE AGREEMENT


                   DATED AS OF JULY 1, 1999


                            among


           MAIL-WELL TRADE RECEIVABLES CORPORATION,
                          as Seller,


                 QUINCY CAPITAL CORPORATION,
                          as Issuer,


                THE ALTERNATE PURCHASERS FROM
                  TIME TO TIME PARTY HERETO,


                   MAIL-WELL I CORPORATION,
                         as Servicer


                             and


   BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                       as Administrator

                          TABLE OF CONTENTS

                                                                   Page
                                                                   ----

ARTICLE I.   AMOUNTS AND TERMS OF THE PURCHASES                       1
   Section 1.1.   Purchase Facility                                   1
   Section 1.2.   Making Purchases                                    2
   Section 1.3.   Purchased Interest Computation                      3
   Section 1.4.   Settlement Procedures                               4
   Section 1.5.   Fees                                                8
   Section 1.6.   Payments and Computations, Etc.                     8
   Section 1.7.   Increased Costs                                     8
   Section 1.8.   Additional Discount on Portions of Capital
                     Bearing a Eurodollar Rate                        9
   Section 1.9.   Requirements of Law                                10
   Section 1.10.  Inability to Determine Eurodollar Rate             10
ARTICLE II.  REPRESENTATIONS AND WARRANTIES; COVENANTS;
             TERMINATION EVENTS                                      11
   Section 2.1.   Representations and Warranties; Covenants          11
   Section 2.2.   Termination Events                                 11
ARTICLE III. INDEMNIFICATION                                         12
   Section 3.1.   Indemnities by the Seller                          12
ARTICLE IV.  MISCELLANEOUS                                           14
   Section 4.1.   Amendments, Etc.                                   14
   Section 4.2.   Notices, Etc.                                      14
   Section 4.3.   Assignability                                      14
   Section 4.4.   Taxes                                              17
   Section 4.5.   No Proceedings; Limitation on Payments             17
   Section 4.6.   Confidentiality                                    17
   Section 4.7.   GOVERNING LAW AND JURISDICTION                     17
   Section 4.8.   Execution in Counterparts                          18
   Section 4.9.   Survival of Termination                            18
   Section 4.10.  WAIVER OF JURY TRIAL                               18
   Section 4.11.  Entire Agreement                                   19
   Section 4.12.  Headings                                           19
   Section 4.13.  Issuer's Liabilities                               19
   Section 4.14.  Servicing Agreement                                19

EXHIBIT I         DEFINITIONS
EXHIBIT II        CLOSING CONDITIONS
EXHIBIT III       REPRESENTATIONS AND WARRANTIES
EXHIBIT IV        COVENANTS
EXHIBIT V         TERMINATION EVENTS

SCHEDULE I        LOCK-BOX ACCOUNTS AND COLLECTION ACCOUNT
SCHEDULE II       CONCENTRATION PERCENTAGES
SCHEDULE III      LOCATION OF RECORDS

ANNEX A           CREDIT AND COLLECTION POLICY
ANNEX B           FORM OF LOCK-BOX AGREEMENT
ANNEX C           FORM OF COLLECTION ACCOUNT AGREEMENT
ANNEX D           ASSIGNMENT OF PURCHASE COMMITMENT
ANNEX E           LIST OF FINANCING STATEMENTS
                  TO BE PARTIALLY RELEASED

                    RECEIVABLES PURCHASE AGREEMENT


          This RECEIVABLES PURCHASE AGREEMENT (this "Agreement") is
                                                     ---------
entered into as of July 1, 1999 among MAIL-WELL TRADE RECEIVABLES CORPORATION, a Colorado corporation, as seller (the "Seller"),
                                                     ------
MAIL-WELL I CORPORATION, a Delaware corporation, as initial Servicer (in such capacity, together with its successors and permitted assigns in such capacity, the "Servicer"), QUINCY CAPITAL CORPORATION, a Delaware
                    --------
corporation (together with its successors and permitted assigns, the "Issuer"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, a
 ------
national banking association (in its individual capacity, "Bank of
                                                           -------
America" or such other name as it may be called subsequent to a merger)
-------
and each of the parties who has executed as an "Assignee" an Assignment of Purchaser Commitment in the form of Annex D hereto (each, an
                                       -------
"Assignment") (Bank of America and each such other party being
 ----------
referred to collectively as the "Alternate Purchasers" and
                                 --------------------
individually as an "Alternate Purchaser"), and BANK OF AMERICA
                    -------------------
NATIONAL TRUST AND SAVINGS ASSOCIATION, a national banking association, as administrator (in such capacity, together with its successors and assigns in such capacity, the "Administrator").
                               -------------

          PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this
                                                  ---------
Agreement. References in the Exhibits hereto to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.

          The Seller desires to sell, transfer and assign an undivided variable percentage interest in a pool of receivables, and the Issuer may, from time to time, in its sole discretion, and the Alternate Purchasers shall, from time to time, acquire such undivided variable percentage interest, as such percentage interest shall be adjusted from time to time based upon, in part, reinvestment payments which are made by the Issuer and/or the Alternate Purchaser and additional incremental payments made to the Seller.

          In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

                             ARTICLE I.

                 AMOUNTS AND TERMS OF THE PURCHASES

     Section 1.1.  Purchase Facility.  (a) On the terms and
                   -----------------
conditions hereinafter set forth, upon the request of the Seller the Issuer may, in its sole discretion, and the Alternate Purchasers shall, purchase and make reinvestments in the Purchased Interests from the Seller from time to time during the period from the Effective Date to the Facility Termination Date. Under no circumstances shall the Issuer or any Alternate Purchaser make any such purchase or reinvestment if after giving effect to such purchase or reinvestment (i) the aggregate outstanding Capital of all Purchasers would exceed the Purchase Limit, (ii) the aggregate of the Purchased Interests of all Purchasers (expressed as a percentage) would exceed 100% or (iii) the outstanding Capital of any Alternate Purchaser would exceed such Alternate Purchaser's Commitment Percentage of the aggregate outstanding Capital of all Alternate Purchasers. Nothing in this Agreement shall be deemed to be or construed as a commitment by the Issuer to purchase or reinvest in the Purchased Interests.

     (b) The Seller may, upon at least sixty days notice to the Administrator, terminate the purchase facility provided in this
Section 1.1 in whole or, from time to time, irrevocably reduce in part
-----------
the unused portion of the Purchase Limit (which shall reduce each Alternate Purchaser's Purchaser Commitment on a pro rata basis); provided, however, that (a) each partial reduction shall be in the
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amount of at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (b) in the event of any such partial reduction, the remaining Purchase Limit will not be less than $100,000,000.

     Section 1.2.  Making Purchases.  (a) Each purchase (but not
                   ----------------
reinvestment) of undivided ownership interests with regard to the Purchased Interests hereunder shall be made upon the Seller's irrevocable written notice delivered to the Administrator in accordance with Section 4.2 (which notice must be received by the Administrator
     -----------
prior to 11:00 a.m., New York City time (i) in the case of a purchase to be funded at the Alternate Rate and based on the Eurodollar Rate, three Business Days, (ii) in the case of a purchase to be funded at the Alternate Rate and based on the Base Rate, one Business Day, and (iii) in the case of a purchase to be funded at the CP Rate, two Business Days, prior to the requested purchase date) which notice shall specify
(A) the amount, which shall not be less than $1,000,000 and in integral multiples of $100,000 in excess thereof, requested to be paid to the Seller; provided, however, that such amount shall not be less than
        --------  -------
the amount necessary to cause aggregate outstanding Capital of all Purchasers to equal at least $50,000,000, (B) the date of such purchase and (C) whether such funding is requested of the Issuer or the Alternate Purchasers and the desired funding basis for such purchase (which, with respect to the Issuer, shall be the CP Rate or, with respect to the Alternate Purchasers, the Alternate Rate. If such funding is requested of the Issuer, the Administrator shall promptly thereafter notify the Seller whether such terms are acceptable to the Issuer and whether the Issuer is willing to make such a purchase; provided, however, if
                                           --------  -------
such purchase is not acceptable to the Issuer, then if acceptable to the Seller, the Alternate Purchasers shall make such purchase. No purchase or reinvestment shall be funded at the CP Rate on or after the Facility Termination Date.

     (b) On the date of each purchase (but not reinvestment) of undivided ownership interests with regard to the Purchased Interests hereunder, the Issuer, if willing to make such purchase or the Alternate Purchasers, if requested to make such purchase, shall, upon satisfaction of the applicable conditions set forth in Exhibit II hereto, make
                                          ----------
available to the Administrator in same day funds, for distribution on such day to the Seller at the account specified by the Seller to the Administrator, an amount equal to (i) with respect to the Issuer, the amount of such purchase requested or (ii) with respect to each Alternate Purchaser, such Alternate Purchaser's Commitment Percentage of the amount of such requested purchase.

     (c)  Effective on the date of each purchase pursuant to this
Section 1.2 and each reinvestment pursuant to Section 1.4, the
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Seller hereby sells and assigns to the Administrator, for the benefit of the applicable Purchasers, an undivided percentage ownership interest in
(i) each Pool Receivable then existing, (ii) all Related Security with respect to such Pool Receivables, and (iii) Collections with respect to, and other proceeds of, such Pool Receivables and Related Security.

     (d)  To secure all of the Seller's Obligations under this
Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent, the Seller hereby grants to the Administrator, for the benefit of the Securitization Parties, a first priority security interest in all of the Seller's right, title and interest (including, without limitation, any undivided interest of the Seller) in, to and under all of the following, whether now or hereafter owned, existing or arising: (A) all Pool Receivables, (B) all Related Security with respect to each such Pool Receivable, (C) all Collections with respect to each such Pool Receivable, (D) the Lock-Box Accounts and Collection Account and all Collections on deposit therein and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts or Collection Account, and the Collections on deposit therein, all investments made with such funds, all claims thereunder or in connection therewith, and all interest, dividends, moneys, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, (E) all of Seller's rights, remedies, powers and privileges under, or in respect of, the Purchase and Sale Agreement (whether arising pursuant to the terms of the Purchase and Sale Agreement or otherwise available to the Seller at law or in equity) and
(F) all proceeds of, and all amounts received or receivable under any or all of, the foregoing. The Administrator shall have, with respect to the property described in this Section 1.2(d), and in addition to all
                               --------------
the other rights and remedies available to the Securitization Parties, all the rights and remedies of a secured party under any applicable UCC or other applicable law. If, following the occurrence of a Termination Event, the Administrator elects to exercise its right to take control of any Lock-Box Account or the Collection Account in accordance with the related Lock-Box Agreement or Collection Account Agreement, as the case may be, the Administrator agrees to return, or to instruct the Lock-Box Bank or the Collection Account Bank, as the case may be, to return, to the applicable Originator or its designee any amounts in the Lock-Box Account or the Collection Account, as the case may be, which are not Collections as promptly as practicable following the Administrator's receipt of evidence satisfactory thereto that such amounts are not Collections.

     Section 1.3.  Purchased Interest Computation. The Purchased
                   ------------------------------
Interests shall be initially computed on the date of the initial purchase hereunder. Thereafter until the Termination Date, the Purchased Interests shall be automatically recomputed (or deemed to be recomputed) on each

Business Day other than a Termination Day. The Purchased Interests, as computed (or deemed recomputed) as of the day immediately preceding the Termination Date, shall thereafter remain constant. The Purchased Interests shall become zero when the aggregate outstanding Capital of all Purchasers and Discount thereon shall have been paid in full, all the amounts owed by the Seller hereunder to the Securitization Parties and any other Indemnified Party or Affected Person, are paid in full and the Servicer shall have received the accrued Servicing Fee thereon.

     Section 1.4.  Settlement Procedures. (a) Collection of the
                   ---------------------
Receivables shall be administered by the Servicer in accordance with the terms of this Agreement and the Servicing Agreement. The Seller shall provide to the Servicer on a timely basis all information and written direction needed and written direction for such administration, including notice of the occurrence of any Termination Day and current computations of the aggregate of the Purchased Interests of all Purchasers. All Collections of Pool Receivables shall be removed from each Lock-Box Account and within two Business Days of deposit thereof remitted to the Collection Account and all other collections shall be removed from each Lock-Box Account or the Collection Account within two Business Days of deposit thereof and remitted to the applicable Originator or its designee.

     (b) The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or Servicer:

          (i) set aside and hold in trust in the Collection Account an amount equal to the accrued and unpaid Discount, Servicing Fee,
     Administration Fee, Program Fee and Liquidity Fee (to the extent not previously so set aside); and

          (ii) set aside and hold in trust in the Collection Account the remainder of Collections for distribution in accordance with
     Section 1.4(c) or 1.4(f)(iii); provided, however, that if
     -----------------------------  --------  -------
     such day is not a Termination Day and to the extent the Seller has not requested a reduction of Capital pursuant to
     Section 1.4(f)(iii), the Servicer shall remit such remainder of
     -------------------
     Collections to the Seller; it being understood, that prior to
                                -------------------
     remitting to the Seller such remainder of Collections, the Servicer shall have calculated the aggregate of the Purchased Interests of all Purchasers (expressed as a percentage) on such day, and to the extent such percentage shall exceed 100% after giving effect to such distribution to the Seller, such Collections shall not be remitted to the Seller. Any such distribution to the Seller, to the extent it would have been a return of Capital upon remittance to any Purchaser, shall be deemed to be a reinvestment by such Purchaser in the Pool Receivables, and in the Related Security and Collections and other proceeds with respect thereto, of the percentage of Collections remitted to the Seller represented by the Purchased Interest of such Purchaser and such Purchased Interest shall be automatically recomputed pursuant to
     Section 1.3.
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     (c)  On each Settlement Date, the Servicer shall deposit:

          (i) from amounts set aside thereby pursuant to
     Section 1.4(b)(i) during the related Fixed Period:
     -----------------

               (A) first, to the Servicer (if the Servicer is not
                   -----
          Mail-Well I Corporation or an Affiliate thereof), any accrued and unpaid Servicing Fee for the related Fixed
          Period;

               (B) second, to the Administration Account (or such
                   ------
          other account designated by the Administrator), any accrued and unpaid Discount (on each Portion of Capital), Administration Fee, Program Fee and Liquidity Fee for the related Fixed Period; and

               (C) third, any remaining amounts in accordance with
                   -----
          Section 1.4(c)(ii) below.
          ------------------

          (ii) from amounts set aside thereby pursuant to
     Section 1.4(b)(ii) or available pursuant to Section 1.4(c)(i)(C)
     ------------------                          --------------------
     above:

               (A) first, to the extent funds are available
                   -----
          therefor, if such day is a Termination Day or the Seller
          has requested a reduction of Capital pursuant to
          Section 1.4(f)(iii), to the Administration Account (or
          -------------------
          such other account designated by the Administrator), the aggregate outstanding Capital of all Purchasers (or, in the case of a reduction of Capital pursuant to Section 1.4(f)(iii),
                                                     --------------------
          the aggregate amount of such reduction);

               (B) second, to pay any amount in Sections 1.4(c)(i)(A)
                   ------                       ---------------------
          or 1.4(c)(i)(B) (in that order of priority) not otherwise
             ------------
          paid in full in accordance therewith; and

               (C) third, to pay any other Obligations payable
                   -----
          by the Seller hereunder or under any other Transaction
          Document;

               (D)  fourth, to the Servicer (if the Servicer is
                    ------
          Mail-Well I Corporation or an Affiliate thereof), any accrued and unpaid Servicing Fee for the related Fixed
          Period; and

               (E) fifth, if (i) such Settlement Date is not a
                   -----
          Termination Day and to the extent the applicable conditions set forth in Exhibit II hereto have been satisfied, to the
                       ----------
          Seller as a reinvestment in Receivables to the extent the aggregate of the Purchased Interests of all Purchasers (expressed as a percentage) would not exceed 100% after giving effect to such distribution to the Seller, with any excess amounts remaining in the Collection Account for distribution in accordance with this Section 1.4(c)(ii) on the next Settlement Date or
               ------------------
          (ii) the Final Payout Date has occurred, to the Seller.

If such Settlement Date is not a Termination Day, to the extent it would have been a return of Capital upon remittance to each Purchaser, such Purchaser shall be deemed to have reinvested the percentage of Collections represented by the Purchased Interest of such Purchaser not distributed to such Purchaser and such Purchased Interest shall be automatically recomputed pursuant to Section 1.3. To the extent there
                                     -----------
are not sufficient funds available to distribute all amounts within a given level of priority, such available funds will be distributed within such level of priority on a pro rata basis based on the amount then due and unpaid.

     (d)  Upon receipt of funds deposited into the Administration
Account pursuant to Section 1.4(c) or 1.4(f)(iii), the Administrator
                    -----------------------------
shall cause such funds to be distributed as follows:

          (i) if such distribution occurs on a day that is not a Termination Day, first, to the applicable Purchasers in payment
                      -----
     in full of all accrued Discount (on each Portion of Capital), second, to the applicable Securitization Parties in payment of
     ------
     any accrued and unpaid Administration Fee, Program Fee and Liquidity Fee, and third, to the applicable Purchasers as a
                        -----
     reduction of Capital of such Purchasers pursuant to
     Section 1.4(f), if applicable; and
     --------------

          (ii) if such distribution occurs on a Termination Day, first, to the applicable Purchasers in payment in full of all
     -----
     accrued Discount (on each Portion of Capital), second, to the
                                                    ------
     applicable Securitization Parties in payment in full of any accrued and unpaid Administration Fee, Program Fee and Liquidity Fee, third, to the applicable Purchasers in payment in full of
          -----
     all Capital of such Purchasers, and fourth, if the Capital and
                                         ------
     accrued Discount of all Purchasers has been reduced to zero, to the Securitization Party and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder.

After the aggregate outstanding Capital of all Purchasers and Discount (on each Portion of Capital) of all Purchasers and any Administration Fee, Program Fee, Liquidity Fee and Servicing Fee, and any other amounts payable by the Seller to the Securitization Parties or any other Indemnified Party, Affected Person or any other Person hereunder, have been paid in full, all additional Collections shall be paid to the Seller for its own account. To the extent there are not sufficient funds available to distribute to all Purchasers all amounts within a given level of priority, such available funds will be distributed by the Administrator within such level of priority on a pro rata basis based on the amount then due and unpaid to such Purchasers.

     (e)  For the purposes of this Section 1.4:
                                   -----------

               (i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, goods or services, or any discount or other adjustment made by the Seller or the Servicer or any setoff or dispute between the Seller, the Servicer or any other Person and an Obligor ("Dilution"), the Seller
                                          --------
     shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such Dilution and the Seller shall immediately deposit such amount into the Collection Account for distribution in accordance with this Section 1.4;
                                              -----------
     provided, however, that to the extent such amount would be
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     immediately remitted to the Seller pursuant to the proviso in
     Section 1.4(b)(ii), such deposit and remittance may be made by
     ------------------
     book-entry only;

          (ii) if on any day any of the representations or warranties in paragraphs (h) or (n) of Exhibit III is not true with
        --------------    ---    -----------
     respect to any Pool Receivable (except as a result of a Receivable becoming a Defaulted Receivable after the date such representation or warranty was made), the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full and the Seller shall immediately deposit such amount into the Collection Account for distribution in accordance with this Section 1.4;
                                                      -----------
     provided, however, that to the extent such amount would be
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     immediately remitted to the Seller pursuant to the proviso in
     Section 1.4(b)(ii), such deposit and remittance may be made by
     ------------------
     book-entry only; and

          (iii) if and to the extent any Securitization Party shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received but rather to have been retained by the Seller and, accordingly, such Securitization Party shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

     (f) If at any time the Seller shall wish to cause the reduction of the aggregate outstanding Capital of all Purchasers (but not to commence the liquidation, or reduction to zero, of the entire Capital of all Purchasers), the Seller may do so as follows:

                    (i) the Servicer shall set aside Collections and hold them in trust for the Purchasers under
          Section 1.4(b)(ii) until the amount so set aside shall
          ------------------
          equal the desired amount of reduction;

                    (ii) the Seller shall give the Administrator written notice of the amount of such proposed reduction and the date on which such reduction will occur by no later than the Required Notice Days prior to the date on which such reduction will occur;

                    (iii) on the date of such reduction, the Servicer shall deposit such Collections from amounts set aside and held in trust pursuant to Section 1.4(b)(ii) on such date
                                    ------------------
          into the Administration Account for distribution in accordance with

          Section 1.4(d) (it being understood that no Capital of any
          --------------
          Purchaser shall be deemed reduced by any amount set aside or held pursuant to this Section 1.4(f) unless and until,
                                   --------------
          and then only to the extent that, such amount is finally paid to such Purchaser as a reduction of Capital);

provided that,

          (A) the amount of any such reduction shall be not less than $1,000,000 and shall be an integral multiple of $500,000, and the applicable Portion of Capital after giving effect to such reduction shall be zero or not less than $1,000,000 and shall be in an integral multiple of $100,000; and

          (B) if more than one Portion of Capital shall be outstanding at the time of any proposed reduction, such proposed reduction shall be applied, unless the Seller shall otherwise specify in the notice given pursuant to Section 1.4(f)(ii), to
                                             ------------------
     the Portion of Capital with the shortest remaining Fixed Period.

     Section 1.5.  Fees.  The Seller shall pay to the Administrator
                   ----
certain fees in the amounts and on the dates set forth in a letter dated as of the date hereof (the "Fee Letter") between the Seller and the
                            ----------
Administrator, delivered pursuant to Section 1 of Exhibit II, as
                                     ---------    ----------
such letter agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

     Section 1.6.  Payments and Computations, Etc.  (a)  All amounts
                   -------------------------------
to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited no later than 12:00 noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after 12:00 noon (New York City time) will be deemed to have been received on the immediately succeeding Business Day.

     (b) The Seller shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer) when due hereunder, at an interest rate equal to 2.0% per
                                                                ---
annum above the Base Rate, payable on demand.
-----

     (c) All computations of Discount, interest, fees, and other amounts under any Transaction Document shall be made on the basis of a year of 360 days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

     Section 1.7.  Increased Costs.  (a) If any Securitization Party
                   ---------------
or any other Program Support Provider or any of their respective Affiliates (each an "Affected Person") determines that the existence
                     ---------------
of or compliance with (i) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (ii) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables related to this Agreement or any related liquidity facility or credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Administrator), the Seller shall immediately pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increase in capital in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. A certificate as to such amounts submitted to the Seller and the Administrator by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     (b)  If, due to either (i) the introduction of or any change
(other than any change by way of imposition or increase of reserve requirements referred to in Section 1.8) in or in the interpretation
                            -----------
of any law or regulation or (ii) compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of the Purchased Interest in respect of which Discount is computed by reference to the Eurodollar Rate, then, upon demand by such Affected Person, the Seller shall immediately pay to such Affected Person, from time to time as specified, additional amounts sufficient to compensate such Affected Person for such increased costs. A certificate as to such amounts submitted to the Seller by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     Section 1.8.  Additional Discount on Portions of Capital Bearing
                   ---------------------------------------------------
a Eurodollar Rate.  The Seller shall pay to the Administrator, for the
-----------------
account of any Affected Person, so long as such Affected Person shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Discount on the unpaid Capital of the applicable Portion of Capital during each Fixed Period in respect of which Discount is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Fixed Period, payable on each date on which Discount is payable on the applicable Portion of Capital. Such additional Discount shall be determined by the Affected Person and notified to the Seller through the Administrator within 30 days after any Discount payment is made with respect to which such additional Discount is requested. A certificate as to such additional Discount submitted to the

Seller by the Affected Person shall be conclusive and binding for all purposes, absent manifest error.

     Section 1.9.  Requirements of Law.  In the event that any
                   -------------------
Affected Person determines that the existence of or compliance with (x) any law or regulation or any change therein or in the interpretation or application thereof, in each case adopted, issued or occurring after the date hereof or (y) any request, guideline or directive from any central bank or other Governmental Authority (whether or not having the force of law) issued or occurring after the date of this Agreement:

          (i) does or shall subject such Affected Person to any tax of any kind whatsoever with respect to this Agreement, any increase in the Purchased Interest relating to such Affected Person or in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding taxes imposed on the net income of such Affected Person, and franchise taxes imposed on such Affected Person, by the jurisdiction under the laws of which such Affected Person is organized or qualified (or should be qualified) to do business or a political subdivision thereof);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person which are not otherwise included in the determination of the Eurodollar Rate or the Base Rate hereunder; or

          (iii) does or shall impose on such Affected Person any other condition;

and the result of any of the foregoing is (x) to increase the cost to such Affected Person of acting as Administrator, or of agreeing to purchase or purchasing or maintaining the ownership of undivided ownership interests with regard to the Purchased Interest (or interests therein) or any Portion of Capital in respect of which Discount is computed by reference to the Eurodollar Rate or the Base Rate or (y) to reduce any amount due hereunder (whether directly or indirectly) funded or maintained by reference to the Eurodollar Rate or the Base Rate, then, in any such case, upon demand by such Affected Person the Seller shall pay such Affected Person any additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount due. All such amounts shall be payable as incurred. A certificate from such Affected Person to the Seller certifying the amount of such additional costs or reduced amount due shall be conclusive in the absence of manifest error.

     Section 1.10.  Inability to Determine Eurodollar Rate.  In the
                    --------------------------------------
event that the Administrator shall have determined prior to the first day of any Fixed Period (which determination shall be conclusive and binding upon the parties hereto) by reason of circumstances affecting the interbank Eurodollar market, either (a) dollar deposits in the relevant amounts and for the relevant Fixed Period are not available, (b) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Fixed Period or (c) the Eurodollar Rate determined pursuant hereto does not accurately reflect the cost (as conclusively determined by the Administrator) of maintaining any Portion of Capital during such Fixed Period, the Administrator shall promptly give telephonic notice of such determination, confirmed in writing, to the Seller prior to the first day of such Fixed Period. Upon delivery of such notice (a) no Portion of Capital shall be funded thereafter at the Alternate Rate determined by reference to the Eurodollar Rate, unless and until the Administrator shall have given notice to the Seller that the circumstances giving rise to such determination no longer exist, and (b) with respect to any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Eurodollar Rate, such Alternate Rate shall automatically be converted to the Alternate Rate determined by reference to the Base Rate at the respective last days of the then current Fixed Periods relating to such Portions of Capital.

                           ARTICLE II.

           REPRESENTATIONS AND WARRANTIES; COVENANTS;
                       TERMINATION EVENTS

     Section 2.1.  Representations and Warranties; Covenants.  The
                   -----------------------------------------
Seller hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants set forth in Exhibits III
                                                         ------------
and IV, respectively, hereto.
    --

     Section 2.2.  Termination Events. If any of the Termination
                   ------------------
Events set forth in Exhibit V hereto shall occur, the Administrator
                    ---------
may, or, at the direction of the Issuer or Majority Alternate Purchasers, shall by notice to the Seller, declare the Facility Termination Date and the Commitment Termination Date to have occurred (in which case the Facility Termination Date and the Commitment Termination Date shall be deemed to have occurred); provided,
                                                    --------
however, that, automatically upon the occurrence of any event (without
-------
any requirement for the passage of time or the giving of notice) described in subsection (g) of Exhibit V, the Facility Termination
             --------------    ---------
Date and the Commitment Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date and the Commitment Termination Date, the Securitization Parties shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                            ARTICLE III.

                          INDEMNIFICATION

     Section 3.1.  Indemnities by the Seller.  Without limiting any
                   -------------------------
other rights that the Securitization Parties or any of their respective Affiliates, employees, agents, successors, transferees or assigns (each, an "Indemnified Party") may have hereunder or under applicable law,
    -----------------
the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from
                -------------------
this Agreement or any other Transaction Document (whether directly or indirectly) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interests, or any interest therein, or in respect of any Receivable, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or resulting from litigation between two or more Indemnified Parties and not related to any action of omission or alleged action or omission on the part of the Seller, the Servicer, the Guarantor or any Originator, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Pool Receivables to be written off consistent with the Credit and Collection Policy, or (c) any net income taxes or franchise taxes imposed on such Indemnified Party by the jurisdiction under the laws of which such Indemnified Party is organized or qualified (or should be qualified) to do business or any political subdivision thereof. Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

          (i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in a Seller Report to be true and correct, or the failure of any other information provided to any Securitization Party with respect to Receivables, Related Security, Collections or this Agreement to be true and correct;

          (ii) the failure of any representation or warranty or statement made or deemed made by the Seller (or any of its officers) or the Servicer under or in connection with this Agreement or any other Transaction Document to have been true and correct in all respects when made;

          (iii) the failure by the Seller or the Servicer to comply with the Credit and Collection Policy or any applicable law, rule or regulation with respect to any Pool Receivable Related Security or the related Contract Documents; or the failure of any Pool Receivable Related Security or the related Contract Documents to conform to any such applicable law, rule or regulation;

          (iv) the failure to vest, and maintain vested, in the Administrator, for the benefit of the Securitization Parties, a valid and enforceable (A) perfected undivided percentage ownership interest, to the extent of the Purchased Interests, in the Receivables in, or purporting to be in, the Receivables Pool and the Related Security and Collections
     with respect thereto and (B) first priority perfected security interest in the items described in Section 1.2(d), in each case,
                                        --------------
     free and clear of any Adverse Claim;

          (v)  Intentionally Omitted;

          (vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Contract Document not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates);

          (vii) any failure of the Seller or the Servicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations in connection with any Pool Receivable;

          (viii) any claim (including, without limitation, any breach of warranty, product liability or environmental claim), investigation, litigation or proceeding arising out of or in connection with any Pool Receivable or Related Security;

          (ix) the commingling of Collections of Pool Receivables at any time with other funds and any lost, mutilated, destroyed or missing Contract Documents;

          (x) any investigation, litigation or proceeding related to this Agreement or any other Transaction Document (except if unreasonably instituted by any Securitization Party) or the use of proceeds of purchases or reinvestments or the ownership of the Purchased Interest or in connection with any Pool Receivable or Related Security;

          (xi) any reduction in Capital as a result of the
     distribution of Collections pursuant to Section 1.4(d), in the
                                             --------------
     event that all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason;

          (xii) as at the date of any purchase or reinvestment the aggregate of the Purchased Interests of all Purchasers exceeds 100% after giving effect to any purchase or reinvestment by any Purchaser hereunder; or

          (xiii) the enforcement of any Transaction Document against the Seller, the Servicer, the Guarantor or any Originator by any Securitization Party (except if unreasonably instituted by any Securitization Party).

Indemnification under this Section 3.1 shall survive the termination
                           -----------
of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation.


                             ARTICLE IV.

                            MISCELLANEOUS

     Section 4.1.  Amendments, Etc.  No amendment or waiver of any
                   ---------------
provision of this Agreement or consent to any departure by the Seller or Servicer therefrom shall be effective unless in a writing signed by the Administrator, Issuer and Majority Alternate Purchasers, and, in the case of any amendment, by the Seller and the Servicer and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided,
                                                       --------
however, that the consent of all Alternate Purchasers shall be
-------
required in order to amend, modify or waive any provision of this Agreement which would: (i) reduce the amount of Capital or Discount that is payable on account of any Purchased Interest or delay any scheduled date for payment thereof; (ii) increase the Purchase Limit; (iii) modify the reserve requirements hereunder for uncollectible Receivables, Discount or the Servicing Fee; or (iv) modify any yield protection or indemnity provision which expressly inures to the benefit of the Alternate Purchasers. No failure on the part of any Securitization Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

     Section 4.2.  Notices, Etc.  All notices and other
                   -------------
communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and shall be sent or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by first class mail), and notices and communications sent by other means shall be effective when received.

     Section 4.3.  Assignability.  (a) This Agreement and the
                   -------------
Issuer's rights and obligations herein (including ownership of the Purchased Interest) shall be assignable, in whole or in part, by the Issuer and its successors and assigns with, if a Termination Event has not occurred and is continuing, the prior written consent of the Seller; provided, however, that such consent shall not be unreasonably
--------  -------
withheld (it being understood that withholding such consent shall not be unreasonable if the Issuer wants to assign its rights and obligations herein to an assignee which does not issue commercial paper); and provided, further, that no such consent shall be required if the
--------  -------
assignment is made to Bank of America, any Alternate Purchaser, any Affiliate of Bank of America or any Alternate Purchaser (other than a director or officer of Bank of America), any Liquidity Purchaser or other Program Support Provider. Each assignor may, in connection with such assignment or potential assignment, disclose to the applicable assignee any information relating to the Seller, Servicer or the Pool Receivables furnished to such assignor by or on behalf of the Seller, Servicer, the Issuer or the Administrator.

     Without limiting the foregoing, the Issuer may, from time to time in one transaction or a series of transactions, assign all or a portion of the Purchased Interest of the Issuer and its rights and obligations under this Agreement to an SPC Assignee. Upon and to the extent of such assignment to an SPC Assignee, (i) the SPC Assignee shall be the owner of the assigned portion of the Purchased Interest of the Issuer, (ii) Bank of America (or an Affiliate thereof) will act as Administrator for the SPC Assignee as well as for the Issuer, with all corresponding rights and powers, express or implied, granted herein to the Administrator, (iii) the SPC Assignee and its Program Support Providers and other related parties shall have the benefit of all the rights and protections provided to the Issuer and its Program Support Providers and other related parties, respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against the Issuer or related parties, any agreement not to file or join in the filing of a petition to commence an Insolvency Proceeding against the Issuer, and the right to assign to another SPC Assignee as provided in this paragraph),(iv) the SPC Assignee shall assume all obligations, if any, of the Issuer under and in connection with this Agreement, and the Issuer shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Issuer (if any) and the SPC Assignee shall be several and not joint, (v) all distribu-tions in respect of Capital of the Issuer or Discount thereon shall be made to the Issuer and the SPC Assignee, on a pro rata basis according to their respective interests (or in the case of Discount, the accrued amounts thereof), (vi) the rate used to calculate such Discount with respect to the portions of the Purchased Interest of the Issuer owned by the SPC Assignee and funded with commercial paper notes issued by the SPC Assignee from time to time shall be determined in the manner set forth in the definition of "CP Rate" on the basis of the discount or interest rates applicable to commercial paper issued by the SPC Assignee (rather than the Issuer), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Administrator, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrator may reasonably request to evidence and give effect to the foregoing.

     (b)  The Issuer may at any time grant to one or more banks or other institutions (each a "Liquidity Purchaser") party to the
                            -------------------
Liquidity Asset Purchase Agreement or to any other Program Support Provider participating interests in the Purchased Interests of the Issuer. In the event of any such grant by the Issuer of a participating interest to a Liquidity Purchaser or other Program Support Provider, the Issuer shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Purchaser or other Program Support Provider shall be entitled to the benefits of
Sections 1.7, 1.8 and 1.9 with respect to its participating
------------  ---     ---
interest.

     (c) This Agreement and the rights and obligations of the Administrator hereunder shall be assignable, in whole or in part, by the Administrator and its successors and assigns.

     (d) Except as provided in the Servicing Agreement, neither the Seller nor the Servicer may assign its rights or delegate its obligations hereunder or any interest herein without the prior written consent of the Administrator.

     (e) Without limiting any other rights that may be available under applicable law, the rights of any Securitization Party may be enforced through it or by its agents.

     (f) A Person (other than Bank of America) shall become a party hereto and shall become an Alternate Purchaser hereunder upon satisfaction of the conditions set forth in Section 4.3(g), acceptance
                                            --------------
by the Administrator and recording of an Assignment by the Liquidity Agent in the Register and the occurrence of the effective date of such Alternate Purchaser's Purchaser Commitment (as set forth in such Assignment) and subject to the approval of such Purchaser by the Administrator and the Seller; provided, however, that the Seller's
                              --------  -------
approval shall not be unreasonably withheld.

     (g)  Subject to Section 4.3(f), each Alternate Purchaser may
                     --------------
assign to any Eligible Assignee (as defined in the Liquidity Asset Purchase Agreement) all or a portion of its rights and obligations under this Agreement; provided, however that:
                --------  -------

          (i) each such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and obligations of the assigning Alternate Purchaser under this Agreement (including, without limitation, its Purchaser Commitment and its Purchased Interest, if any), and must be accompanied by a corresponding assignment under the Liquidity Asset Purchase Agreement in accordance with the terms thereof,

          (ii) the amount of the assigning Alternate Purchaser's Purchaser Commitment being assigned pursuant to such assignment to any one Eligible Assignee shall in no event be less than $5,000,000 and shall be in an integral multiple of $1,000,000, and, unless such assigning Alternate Purchaser is assigning its entire Purchaser Commitment, such assigning Alternate Purchaser's retained Purchaser Commitment after giving effect to such assignment shall in no event be less than $10,000,000,

          (iii) the parties to each such assignment shall execute and deliver an Assignment to the Administrator, for its acceptance by the Administrator and recording by the Liquidity Agent in the Register.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Agreement, have the rights and obligations of an Alternate Purchaser hereunder and (y) the Alternate Purchaser which is the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Agreement, relinquish its rights (other than the right to receive payments from the Seller which accrued in favor of such Alternate Purchaser prior to such assignment) and be released from its obligations under this Agreement (and, if such Assignment provides for an assignment of all such assigning Alternate Purchaser's Purchaser Commitment, such Alternate Purchaser shall cease to be a party hereto).

     (h)  Upon receipt by the Administrator of an Assignment executed by an assigning Alternate Purchaser and by an assignee who is an Eligible Assignee (as defined in the Liquidity Asset Purchase Agreement) and the satisfaction of the other conditions set forth in
Sections 4.3(f) and (g), the Administrator shall (i) accept such
---------------     ---
Assignment, (ii) have the information contained therein recorded by the Liquidity Agent in the Register and (iii) give prompt notice thereof to the Issuer and the Servicer. The assigning Alternate Purchaser shall pay to the Administrator an assigning fee equal to $2,500 for each assignment hereunder.

     (i) No Alternate Purchaser may sell any participations in any portion of its rights and obligations under this Agreement, including, without limitation, such Alternate Purchaser's Purchaser Commitment.

     Section 4.4.  Taxes.  (a) In addition to the rights of
                   -----
indemnification granted under Section 3.1 hereof, the Seller shall pay
                              -----------
on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

     Section 4.5.  No Proceedings; Limitation on Payments.  Each
                   --------------------------------------
party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Issuer or any SPC Assignee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by the Issuer or the SPC Assignee is paid in full.

     Section 4.6.  Confidentiality.  Unless otherwise required by
                   ---------------
applicable law, the Seller and the Servicer agree to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, however, that this Agreement may be disclosed
           --------  -------
(a) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) to the Seller's legal counsel and auditors if they agree to hold it confidential and (c) as required by any law, rule or regulation.

     Section 4.7.  GOVERNING LAW AND JURISDICTION.  (a) THIS
                   ------------------------------
AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS

PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

     (b)  ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS
AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PARTIES HERETO EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

     Section 4.8.  Execution in Counterparts.  This Agreement may be
                   -------------------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     Section 4.9.  Survival of Termination.  The provisions of
                   -----------------------
Sections 1.7, 1.8, 1.9, 3.1, 4.2, 4.4, 4.5, 4.6, 4.7, 4.9, 4.10, 4.11
------------  ---  ---  ---  ---  ---  ---  ---  ---  ---  ----  ----
and Exhibits I, III, IV and V shall survive any termination of this
    ----------  ---  --     -
Agreement.

     Section 4.10.  WAIVER OF JURY TRIAL.  THE PARTIES HERETO EACH
                    --------------------
WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PARTIES HERETO EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     Section 4.11.  Entire Agreement.  This Agreement embodies the
                    ----------------
entire agreement and understanding between the parties hereto, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by the Issuer of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Seller, the Servicer and the Administrator.

     Section 4.12.  Headings.  The captions and headings of this
                    --------
Agreement and in any Exhibit hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

     Section 4.13.  Issuer's Liabilities.  The obligations of the
                    --------------------
Issuer under this Agreement are solely the corporate obligations of the Issuer. No recourse shall be had for the payment of any amount owing by the Issuer under this Agreement, or for the payment by the Issuer of any other obligation or claim arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Issuer. The agreements provided in this Section 4.13 shall
                                             ------------
survive termination of this Agreement.

     Section 4.14.  Servicing Agreement.  The Purchasers hereby
                    -------------------
authorizes the Administrator to execute, deliver, and take action under, the Servicing Agreement on behalf of the Purchasers.



               [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         MAIL-WELL TRADE RECEIVABLES
                         CORPORATION, as Seller


                         By:_________________________________
                         Name:  Robert Meyer
                         Title: Vice President,
                                  Treasurer and Tax


                         23 Inverness Way East, Suite 160
                         Englewood, Colorado 80112
                         Attention: Robert Meyer
                         Telephone: (303) 790-8023
                         Facsimile: (303) 768-7380




                         MAIL-WELL I CORPORATION, as Servicer


                         By:_________________________________
                         Name:  Robert Meyer
                         Title: Vice President,
                                  Treasurer and Tax


                         23 Inverness Way East, Suite 160
                         Englewood, Colorado 80112
                         Attention:  Robert Meyer
                         Telephone: (303) 790-8023
                         Facsimile: (303) 768-7380

                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION, as Administrator


                         By: _____________________________
                         Name:
                         Title:

                             Global Asset Securitization Group
                             231 S. LaSalle Street, Suite 1611
                             Chicago, Illinois  60697
                             Attention: Conduit Management Team
                             Telephone No.: (312) 828-1841
                             Facsimile No.: (312) 974-8975



                         BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                         ASSOCIATION, as an Alternate Purchaser


                         By: _____________________________
                         Name:
                         Title:

                              Global Asset Securitization Group
                              231 S. LaSalle Street, 14th Floor
                              Chicago, Illinois  60697
                              Attention: Marion Flynn
                              Telephone No.: (312) 828-6810
                              Facsimile No.: (312) 828-2480


                         with a copy to:

                              Bank of America National Trust
                              and Savings Association
                              Global Asset Securitization Group
                              231 S. LaSalle Street, Suite 1611
                              Chicago, Illinois  60697
                              Attention: Karen P. Louie
                              Telephone No.: (312) 828-8932
                              Facsimile No.: (312) 923-0273

                              Purchaser Commitment: $105,000,000

                         HARRIS TRUST AND SAVINGS BANK,
                         as an Alternate Purchaser



                         By: _____________________________
                         Name:
                         Title:

                              111 West Monroe Street
                              10th Floor Center
                              Chicago, Illinois 60603
                              Attention: James H. Colley
                              Telephone No.: (312) 461-6876
                              Facsimile No.: (312) 293-5041

                         Purchaser Commitment: $20,000,000

                         THE BANK OF NOVA SCOTIA,
                         as an Alternate Purchaser


                         By:_________________________________
                         Name:
                         Title:


                              The Bank of Nova Scotia
                              Atlanta Agency
                              600 Peachtree Street N.E.
                              Suite 2700
                              Atlanta, Georgia 30308
                              Attention: F.C.H. Ashby
                              Telephone: (404) 877-1500
                              Facsimile: (404) 888-8998

                              with a copy to:

                              The Bank of Nova Scotia
                              Houston Representative Office
                              1100 Louisiana, Suite 3000
                              Houston, Texas 77002
                              Attention: Gregory George
                              Telephone: (713) 759-3430
                              Facsimile: (713) 752-2425

                         Purchase Commitment: $20,000,000

                         QUINCY CAPITAL CORPORATION,
                         as Issuer


                         By: _______________________________
                         Name:
                         Title:

                              c/o AMACAR Group, L.L.C.
                              6525 Morrison Blvd, Suite 318
                              Charlotte, North Carolina  28211
                              Attention: Elizabeth Eldridge
                              Telephone No.:  (704) 365-0569
                              Facsimile No.:  (704) 365-1362

                              with a copy to:

                              Bank of America National Trust
                                and Savings Association
                              Global Asset Securitization Group
                              231 S. LaSalle Street, Suite 1611
                              Chicago, Illinois  60697
                              Attention: Conduit Management Team
                              Telephone No.: (312) 828-1841
                              Facsimile No.: (312) 974-8975

                              EXHIBIT I

                             DEFINITIONS


     As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

          "Acquisition" means, for any Person, any transaction or
           -----------
series of related transactions by such Person for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of another Person, or of any business or division of another Person, (b) the acquisition of a majority of the voting stock (as defined in the definition of Subsidiary) of another Person, or otherwise causing another Person to become a Subsidiary of such Person, (c) the power of such Person to elect, appoint, or cause the election or appointment of at least a majority of the members of the board of directors or similar governing body by such Person of another Person, or (d) a merger or consolidation or any other combination with another Person (other than another Person that is a Subsidiary of such Person) provided that such Person or its Subsidiary is the surviving entity.

          "Administration Account" means the special account (ABA
           ----------------------
#021001033, account #00-384-710, Reference: Bank of America as
Administrator, Attention: Stacy Coulon) of the Issuer maintained at Bankers Trust Company, or such other account as may be so designated in writing by the Administrator to the Seller and the Servicer.

          "Administration Fee" has the meaning set forth in the Fee
           ------------------
Letter.

          "Administrator" has the meaning set forth in the preamble
           -------------
to the Agreement.

          "Adverse Claim" means a lien, security interest, ownership
           -------------
interest or other charge or encumbrance, or any other type of preferential arrangement, it being understood that a lien, security interest, ownership interest or other charge or encumbrance, or any other type of preferential arrangement, in favor of the Issuer shall not constitute an Adverse Claim.

          "Affected Person" has the meaning set forth in
           ---------------
Section 1.7.
-----------

          "Affiliate" means, as to any Person, any other Person
           ---------
that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term "controlled" shall have meanings correlative to the foregoing. Notwithstanding the foregoing, with respect to the Issuer, "Affiliate" shall mean the holder(s) of its capital stock.

          "Aggregate Reserve" means, on any date, the sum of (i) the
           -----------------
Discount Reserve, plus (ii) the Loss Reserve, plus (iii) the Dilution Reserve, plus (iv) the Servicing Fee Reserve, plus (v) the Commingling Reserve, all as of such date; provided, however, that the Aggregate
                              --------  -------
Reserve shall not be less than the Minimum Reserve on such date.

          "Agreement" has the meaning set forth in the preamble.
           ---------

          "Alternate Purchaser" has the meaning set forth in the
           -------------------
preamble.

          "Alternate Rate" for any Fixed Period for any Portion of
           --------------
Capital means an interest rate per annum equal to the Applicable Margin per annum above the Eurodollar Rate for such Fixed Period; provided,
                                                           --------
however, that in the case of
-------

          (i) any Fixed Period on or prior to the first day of which the Administrator shall have been notified by the Issuer, an Alternate Purchaser or Program Support Provider that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Issuer, such Alternate Purchaser or such Program Support Provider to fund any Portion of Capital (based on the Eurodollar Rate) set forth above (and the Issuer, such Alternate Purchaser or such Program Support Provider shall not have subsequently notified the Administrator that such circumstances no longer exist),

          (ii) any Fixed Period of less than one calendar month,

          (iii) any Fixed Period as to which the Administrator does
     not receive notice (provided, that other than with respect to the initial Fixed Period for any Portion of Capital, if such notice is not received, the Seller shall be deemed to have given such a notice specifying its desire to continue to fund such Portion of Capital for the next Fixed Period on the same funding basis as the maturing Fixed Period), by no later than 11:00 a.m. (New York City time) on (x) the second Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the CP Rate, (y) the third Business Day preceding the first day of such Fixed Period that the Seller desires that the related Portion of Capital be funded at the Alternate Rate and based on the Eurodollar Rate, or (z) the Seller has given (or has been deemed to have given) the notice contemplated by clause (x) of this clause (iii) and the
                                        ------------
     Administrator shall have notified the Seller that funding the related Portion of Capital at the CP Rate is unacceptable to the Issuer, or

          (iv) any Fixed Period relating to a Portion of Capital
     which is less than $1,000,000,
the "Alternate Rate" for each such Fixed Period shall be an interest
     --------------
rate per annum equal to the Base Rate in effect on each day of such Fixed Period. Notwithstanding the foregoing, the "Alternate Rate" for
                                                   --------------
any Termination Day resulting from a Termination Event shall be an interest rate equal to 2.00% per annum above the Base Rate in effect
                             --- -----
on such day.

          "Applicable Margin" means the sum of (a) the greater of
           -----------------
(i) 1.50% and (ii) the sum of (A) 0.50%, plus (B) the "Applicable Margin" described in clause (ii) of the definition thereof in the Credit Agreement, dated as of March 16, 1998 among the Servicer, the guarantors that are party thereto, Bank of America as administrative agent, and the co-agents and other financial institutions party thereto, as in effect on the date hereof (or, if such amount is increased, on the date such increase became effective); provided, however, that if such Credit
                            --------  -------
Agreement shall be terminated and another credit or borrowing facility is executed by Mail-Well I Corporation to which Bank of America is a party, then this clause (B) shall equal the excess of the interest rate payable thereunder over the "LIBOR" or similar rate as defined therein or, if not so defined, over LIBOR (as defined in the definition of Eurodollar Rate), plus (b) on and after the earlier of the Commitment Termination Date and the Facility Termination Date, 0.50%

          "Assignment" has the meaning set forth in the preamble.
           ----------

          "Attorney Costs" means and includes all reasonable fees
           --------------
and disbursements of any law firm or other counsel.

          "Average Default Ratio" means, for any day, the arithmetic
           ---------------------
mean of the Default Ratio for the three most recent Monthly Periods.

          "Average Maturity" means, at any time, that period of days
           ----------------
equal to the average maturity of the Pool Receivables as calculated by the Servicer in the then most recent Seller Report; provided,
                                                    --------
however, that if the Administrator shall disagree with any such
-------
calculation, the Administrator may recalculate the Average Maturity.

          "Bank of America" has the meaning set forth in the
           ---------------
preamble.

          "Bankruptcy Code" means the United States Bankruptcy
           ---------------
Reform Act of 1978 (11 U.S.C. Section  101, et seq.), as amended from
                                            ------
time to time.

          "Base Rate" means, for any day, a fluctuating interest
           ---------
rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the sum of the Applicable Margin plus the higher of:

          (a) the rate of interest in effect for such day as publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate," which is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

          (b)  0.50% per annum above the latest Federal Funds Rate.

          "Billing Date" means the date on which the invoice with
           ------------
respect to a Receivable was originally generated.

          "Business Day" means any day that is not a Saturday,
           ------------
Sunday or other day on which (i) banks are not authorized or required by law or executive order to close in Chicago, Illinois, Charlotte, North Carolina, New York City, New York or San Francisco, California and (ii) if this definition of "Business Day" is utilized in connection with the Eurodollar Rate, dealings are carried out in the London interbank market.

          "Capital" means, at any time with respect to any
           -------
Purchaser, the amount paid to the Seller in respect of the Purchased Interest by such Purchaser pursuant to the Agreement, reduced from time to time by Collections distributed to such Purchaser and applied on account of such amount as a reduction of Capital pursuant to
Section 1.4(d); provided, that if such Capital shall have been
--------------  --------
reduced by any distribution and thereafter all or a portion of such distribution must be returned for any reason, such Capital shall be increased by the amount of such returned distribution, as though it had not been made; and provided, further, that for any assignee or
                   --------  -------
transferee of an interest hereunder from a Purchaser, such assignee's or transferee's "Capital" at the time of such assignment or transfer
              -------
shall be equal to that portion of the Capital of its transferor or assignor so transferred or assigned to such assignee or transferee.

          "Change in Control" means (a) with respect to Mail-Well I
           -----------------
Corporation, any "person" or "group" (as such terms are used in subsections 13(d) and 14(d) of the Exchange Act and the regulations thereunder), is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 30% or more of the then outstanding voting capital stock of the Mail-Well I Corporation, or the Continuing Directors shall cease to constitute at least a majority of the directors constituting the board of directors of Mail-Well I Corporation, (b) with respect to each Originator (other than Mail-Well I Corporation), that Mail-Well I Corporation shall fail to own and control, directly or indirectly, free and clear of all Adverse Claims, 80% of the issued and outstanding voting stock thereof on a fully diluted basis and (c) with respect to the Seller, that Mail-Well I Corporation shall fail to own directly, free and clear of any Adverse Claims, 100% of the shares of outstanding voting stock thereof on a fully diluted basis.

          "Collection Account" means that certain account numbered
           ------------------
101-8170435 maintained at the Collection Account Bank, which shall be identified as "Mail-Well Trade

Receivables Corporation and Bank of America National Trust and Savings Association, as Administrator for and on behalf of certain secured parties."

          "Collection Account Agreement" means a letter agreement,
           ----------------------------
in substantially the form of Annex C to the Agreement, among Seller,
                             -------
the Administrator and the Collection Account Bank, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

          "Collection Account Bank" means the bank holding the
           -----------------------
Collection Account which, initially shall be Norwest Bank of Colorado.

          "Collection Delay Period" means ten days or such other
           -----------------------
number of days as the Administrator may select upon three Business Days' notice to the Seller.

          "Collections" means, with respect to any Pool Receivable,
           -----------
(a) all funds which are received by the Seller, any Originator, the Servicer or the Administrator in payment of any amounts owed in respect of such Pool Receivable (including, without limitation, principal, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable (including, without limitation, insurance proceeds and net proceeds of the sale or other disposition of the Related Security with respect thereto or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all Collections deemed to have been received pursuant to Section 1.4(e) and (c) all other proceeds of such Pool
            --------------
Receivable.

          "Commingling Reserve" means, on any date, an amount
           -------------------
computed as of the last day of each Monthly Period equal to the sum of
(a) the average of the Negative Monthly Amounts over the preceding twelve Monthly Periods (or if such date occurs less than twelve Monthly Periods following the date hereof, such fewer number of Monthly Periods occurring prior to such date), plus (b) if a Trigger Event has occurred and is continuing, 10%. For the purposes hereof:

     "Negative Monthly Amount" means, for any Monthly Period, an amount equal to the excess, if any, of the Average Weekly
     Sales for such Monthly Period over the Average Weekly Cash for such Monthly Period.

     "Average Weekly Sales" means, an amount equal to the quotient of the original Outstanding Principal Balance of all Pool Receivables originated by the Originators during such Monthly Period divided by four.

     "Average Weekly Cash" means, for any Monthly Period an amount equal to the quotient of the Collections received, without duplication, in any Lock-Box Account, or the Collection Account during such Monthly Period, divided by four.

          "Commitment Percentage" means, with respect to any
           ---------------------
Alternate Purchaser at any time, the quotient of the Purchaser
Commitment of such Alternate Purchaser divided by the Purchase Limit.

          "Commitment Termination Date" means the earliest to occur
           ---------------------------
of (a) June 28, 2000, (b) the date determined pursuant to Section 2.2,
                                                          -----------
(c) the date the Purchase Limit reduces to zero pursuant to
Section 1.1(b) and (d) the Purchase and Sale Termination Date (as
--------------
defined in the Purchase and Sale Agreement).

          "Concentration Percentage" means, for any Obligor, the
           ------------------------
"Concentration Percentage" determined pursuant to Schedule II for such Obligor.

          "Continuing Directors" means, as of any date, the
           --------------------
collective reference to all members of the board of directors of Mail-Well, Inc. who assumed office after such date and whose appointment or nomination for election by Mail-Well, Inc.'s shareholders was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment.

          "Contract" means an agreement between an Originator and an
           --------
Obligor pursuant to or under which such Obligor shall be obligated to pay for merchandise or services from time to time.

          "Contract Documents" means, with respect to any
           ------------------
Receivable, the related Contract and any agreement(s) modifying such Receivable or Contract.

          "CP Rate" means, for any Fixed Period for any Portion of
           -------
Capital, to the extent the Issuer funds such Portion of Capital for such Fixed Period by issuing Notes, the per annum rate equivalent to the "weighted average cost" (as defined below) related to the issuance of Notes that are allocated, in whole or in part, by the Issuer or the Administrator to fund or maintain such Portion of Capital (and which may also be allocated in part to the funding of other Portions of Capital hereunder or of other assets of the Issuer); provided, however, that
                                             --------  -------
if any component of such rate is a discount rate, in calculating the
"CP Rate" for such Portion of Capital for such Fixed Period, the
 -------
Issuer shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum. As used in this definition, the Issuer's "weighted average cost" shall
                                       ---------------------
consist of (w) the actual interest rate (or discount) paid to purchasers of the Issuer's Notes, together with the commissions of placement agents and dealers in respect of such Notes, to the extent such commissions are allocated, in whole or in part, to such Notes by the Issuer or the Administrator, (x) certain documentation and transaction costs associated with the issuance of such Notes, (y) any incremental carrying costs incurred with respect to Notes maturing on dates other than those on which corresponding funds are received by the Issuer, and (z) other borrowings by the Issuer (other than under any Program Support Agreement), including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market.

          "Credit and Collection Policy" means those receivables
           ----------------------------
credit and collection policies and practices of the Seller and each Originator in effect on the date of the Agreement and attached hereto as Annex A, as modified in compliance with the Agreement.

          "Debt" means, for any Person, indebtedness, obligations
           ----
and liabilities of such Person (a) for borrowed money, (b) evidenced by promissory notes, bonds, debentures, notes or other similar instruments,
(c) to pay the deferred purchase price of property or services other than trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than 90 days, (d) as lessee under leases which have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases,
(e) secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) under any swap, cap, collar or other hedging agreement, (g) under reimbursement agreements or similar agreements with respect to the issuance of letters of credit (other than obligations in respect of letters of credit opened to provide for payment of goods and services purchased in the ordinary course of business), (h) under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above and (i) in respect of unfunded vested benefits under plans covered by Title IV of ERISA. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with Indebtedness of such Person.

          "Default Ratio" means the ratio (expressed as a percentage
           -------------
and rounded upwards to the nearest 1/100 of 1%) computed as of the last day of each Monthly Period by dividing (i) the sum of (a) the current aggregate Outstanding Principal Balance of all Pool Receivables with any portion thereof remaining unpaid for 121 to 150 days after the Billing Date therefore on such day, plus (b) the aggregate Outstanding Principal Balance of any other Pool Receivables that became Defaulted Receivables during such Monthly Period by (ii) the aggregate original Outstanding Principal Balance of all Pool Receivables originated by the Originators during the Monthly Period five Monthly Periods prior to such day.

          "Defaulted Receivable" means a Receivable:
           --------------------

               (i) (x) as to which any payment, or part thereof, remains unpaid for at least 121 days from the original
          Billing Date therefor;

               (ii)  the Obligor of which, or any other Person
          obligated thereon or owning any Related Security in respect thereof, has taken any action or suffered any event to occur of the type described in subsection (g) of Exhibit V
                                   --------------    ---------
          hereto or any other Insolvency Proceeding;

               (iii) which has been extended, amended, rewritten or otherwise modified, except in accordance with the Servicing Agreement; or

               (iv) which, consistent with the Credit and Collection Policy, has been, or would be, written off the Seller's or the Originator's, as applicable, books as uncollectible.

          "Designated Obligor" means, at any time, each Obligor;
           ------------------
provided, however, that any Obligor shall cease to be a Designated
--------  -------
Obligor upon three Business Days' notice by the Administrator to the Seller that the Administrator has determined in its reasonable business judgment that such Obligor is no longer acceptable; and provided,
                                                        --------
further, that any Person added as an Obligor after the date hereof
-------
shall be judged to be acceptable or not acceptable in the sole discretion of the Administrator.

          "Dilution" shall have the meaning set forth in Section
           --------                                      --------
1.4(e)(i).
---------

          "Dilution Horizon Ratio" means, on any date, the ratio
           ----------------------
(expressed as a percentage and rounded upward to the nearest 1/100 of 1%) equal to the quotient of (i) the Outstanding Principal Balance of all Pool Receivables originated by the Originators for the two Monthly Periods preceding such day, divided by (ii) the Net Receivables Pool Balance as of the last day of the most recent Monthly Period.

          "Dilution Ratio" means the ratio (expressed as a
           --------------
percentage and rounded upward to the nearest 1/100 of 1%), computed as of the last day of each Monthly Period, equal to the quotient of (i) the aggregate amount of all Dilution with respect to the Pool Receivables at the end of the preceding Monthly Period, divided by (ii) the aggregate original Outstanding Principal Balance of Pool Receivables originated by the Originators during the second Monthly Period preceding such day.

          "Dilution Reserve" means, on any date, the product of (i)
           ----------------
the sum of (a) the product of 2 multiplied by the Dilution Ratio, plus
(b) the Dilution Volatility Ratio, multiplied by (ii) the Dilution Horizon Ratio, multiplied by (iii) the Net Receivables Pool Balance, all as of such date.

          "Dilution Volatility Ratio" means, on any date, the ratio
           -------------------------
(expressed as a percentage and rounded upward to the nearest 1/100 of 1%) equal to the product of (i) the excess of (A) the highest Dilution Ratio calculated during the previous twelve Monthly Periods (or if such date occurs less than twelve Monthly Periods following the date hereof, such fewer number of Monthly Periods occurring prior to such date), over (B) the average Dilution Ratio calculated during such period, multiplied by (ii) the quotient of the amount determined under clause (A) above, divided by the amount determined under clause (B) above.

          "Discount" means:
           --------

               (i) for any Portion of Capital for any Fixed Period to the extent such Portion of Capital will be funded by the Issuer on the first day of such Fixed Period through the issuance of Notes,

                     CPR x C x ED + TF
                               --
                AD

                (ii) for any Portion of Capital for any Fixed Period to the extent such Portion of Capital will not be funded by the Issuer on the first day of such Fixed Period through the issuance of Notes,

                ED
                --
                     AR x C x AD + TF

     where:

          AR   =    the Alternate Rate for such Portion of Capital
                    for such Fixed Period.

          C    =    the weighted average of the Dollar amount of
                    such Portion of Capital during such Fixed
                    Period.

          CPR  =    the CP Rate for such Portion of Capital for such
                    Fixed Period (as determined by the Administrator on or prior to the fourth Business Day of the calendar month next following such Fixed
                    Period).

          ED   =    the actual number of days during such Fixed
                    Period.

          TF   =    the Termination Fee, if any, for such Portion of
                    Capital for such Fixed Period.

          AD   =    360.

provided, however, that during the continuance of a Termination
--------  -------
Event, the CP Rate shall not be available and Discount for each Portion of Capital shall be determined using the Alternate Rate for the related Fixed Period; provided, further, that no provision of the Agreement
              --------  -------
shall require
the payment or permit the collection of Discount in excess of the maximum permitted by applicable law; and provided, further, that
                                         --------  -------
Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

          "Discount Amount" means, on any date, the product of (i)
           ---------------
2, multiplied by (ii) the Average Maturity for the preceding Monthly Period as shown on the books and records of the Servicer, multiplied by
(iii) the quotient of (A) the Eurodollar Rate plus 1.125%, divided by
(B) 360, multiplied by (iv) the aggregate outstanding Capital of all Purchasers, all as of such date.

          "Discount Reserve" means, on any date, the sum of (i) the
           ----------------
Discount Amount and (ii) the accrued and unpaid Fees, all as of such date.

          "Effective Date" means the first date on which all the
           --------------
conditions precedent set forth in Section 1 of Exhibit II have been
                                  ---------    ----------
satisfied or waived by the Administrator.

          "Dividends" means any dividend or distribution (in cash or
           ---------
obligations) on any shares of any class of Seller's capital stock or any warrants, options or other rights with respect to shares of any class of Seller's capital stock.

          "Eligible Receivable" means, at any time, a Pool
           -------------------
Receivable that satisfies each of the following criteria:

               (i)  such Receivable was originated in the United
          States in the ordinary course of business by an Originator;

               (ii) the Seller is the legal and beneficial owner of such Receivable and Related Security free and clear of any Adverse Claim, and as to which Receivable the Administrator, for the benefit of the Securitization Parties, shall have a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, free and clear of any Adverse Claim;

               (iii) there is no right of rescission, offset, defense or counterclaim to the obligation of the Obligor under such Receivable to pay the Outstanding Principal Balance thereof, or the interest, if any, due under such Receivable; the exercise of any right thereunder will not render such Receivable unenforceable in whole or in part or subject such Receivable to any right of rescission, offset, defense or counterclaim;

               (iv) such Receivable, together with the Contract related thereto, complies in all material respects with all applicable state and federal laws (and regulations thereunder), including, without limitation, to the extent applicable, consumer protection, usury, equal credit opportunity, fair credit billing, fair credit reporting, fair credit debt collection practices, truth-in-lending or other similar laws, and the Federal Trade Commission Act;

               (v) such Receivable is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other similar laws relating to the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as they relate to bankruptcy, insolvency or similar proceedings involving the Obligor as debtor, and all parties to such Receivable had full legal capacity to execute such Receivable and all other documents related thereto; terms of such Receivable have not been waived or modified in any material respect, except in accordance with the Servicing Agreement and by instruments that are part of the related Contract Documents;

               (vi) such Receivable, according to the Contract related thereto, is required to be paid in full in accordance with the Credit and Collection Policy but in any event within 30 days of the Billing Date therefor;

               (vii) the Seller has not taken any action with respect to such Receivable, or the related Contract, which, or failed to take any action the omission of which, would impair the rights of the Administrator or the Purchasers therein;

               (viii) Such Receivable is not a Defaulted Receivable, and there is no other default, breach, violation or event (other than a payment default) permitting involuntary early termination existing under such Receivable and no event that, with notice or the expiration of any grace or cure period (or both), would constitute such a default, breach, violation or event permitting involuntary early termination under such Receivable;

               (ix) such Receivable represents an obligation to pay for (A)finished goods that have been shipped or services that have been performed; provided, however, that if
                                    --------  -------
          such Receivable relates to goods that have been shipped but not yet invoiced, such goods will be invoiced by the Seller within five Business Days of the date of such shipment, or
          (B) finished goods that have been invoiced but not yet shipped under a warehousing, post-production delivery or other similar agreement with the relevant Obligor, provided, however, that is such Receivable relates to
          --------  -------
          finished goods invoiced and held not subject to any such agreement, upon shipment of such finished goods such Receivable shall become an Eligible Receivable;

               (x) such Receivable is denominated and payable in U.S. dollars in the United States;

               (xi) the Obligor of such Receivable is (A) a United States resident, (B) not an Affiliate of the Seller, the Servicer, any Originator or Mail-Well, Inc., (C) a Designated Obligor and (D) not the Obligor of any Receivables which remain unpaid 121 days or more from the Billing Date which in the aggregate constitute 10% or more of the aggregate Outstanding Principal Balance of all Receivables of such Obligor;

               (xii) the Obligor of such Receivable is not subject to any action of the type described in subsection (g) of
                                              --------------
          Exhibit V or any other Insolvency Proceeding;
          ---------

               (xiii) such Receivable complies with (A) the requirements of the Credit and Collection Policy (including, without limitation, those requirements with respect to the payment terms of such Receivable) and (B) such other criteria and requirements (other than those relating to the collectibility of such Receivable) as the Administrator may from time to time specify to the Seller upon 30 days' notice;

               (xiv) the Administrator has not provided notice to the Seller that such Receivable (or class of Receivables) is not acceptable for inclusion as an "Eligible Receivable";

               (xv) such Receivable (A) does not prohibit (or require the Obligor thereunder to consent to) the transfer, sale or assignment of the rights and duties of the Seller or the applicable Originator thereunder and (B) does not contain a confidentiality provision that expressly restricts the ability of the parties hereto to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

               (xvi) such Receivable has not been originated in, or subject to, the laws of any jurisdiction under which the sale, transfer and assignment of such Receivables under the Transaction Documents would be unlawful, void or voidable;

               (xvii) all material consents, licenses or authorizations of any Governmental Authority with respect to such Receivable, and the related Contract, have been obtained; and

               (xviii) such Receivable constitutes an "account" as defined in the UCC.

          "ERISA" means the Employee Retirement Income Security Act
           -----
of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

          "Eurodollar Rate" means, for any Fixed Period, an interest
           ---------------
rate per annum (rounded upward to the nearest 1/16th of 1%) determined pursuant to the following formula:

     Eurodollar Rate =   LIBOR
                         --------
                             1.00 - ERP

Where,

          "LIBOR" means the rate of interest per annum determined by
           -----
     the Administrator to be the arithmetic mean (rounded upward to the nearest 1/16th of 1%) of the rates of interest per annum notified to the Administrator by each Reference Bank as the rate of interest at which dollar deposits in the approximate amount of the Capital associated with such Fixed Period would be offered to major banks in the London interbank market at their request at or about 11:00 a.m. (London time) on the second Business Day prior to the commencement of such Fixed Period.

          "ERP" means, for any Fixed Period, the maximum reserve
           ---
     percentage (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date LIBOR for such Fixed Period is determined under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities") having a term comparable to such Fixed Period.

          "Exchange Act" means the Securities Exchange Act of 1934,
           ------------
and regulations promulgated thereunder, as amended.

          "Facility Termination Date" means the earliest to occur of
           -------------------------
(a) June 27, 2004, (b) the Purchase Termination Date, as defined in the Liquidity Asset Purchase Agreement, which on the date of the Agreement is June 30, 2000, or such later date designated as the Purchase Termination Date from time to time pursuant to the Liquidity Asset Purchase Agreement (it being understood that the Administrator shall notify the Seller of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Seller or the rights of the Administrator, the Issuer, or any other party to the Liquidity Asset Purchase Agreement),
(c) the date of termination of the commitment under any other Program Support Agreement, (d) the date determined pursuant to Section 2.2,
                                                       -----------
(e) the date the Purchase Limit reduces to zero pursuant to
Section 1.1(b) and (f) the Purchase and Sale Termination Date (as
--------------
defined in the Purchase and Sale Agreement).

          "Facts and Assumptions" means the "Facts and Assumptions"
           ---------------------
set forth in the true sale/non-consolidation opinion delivered by Rothgerber, Johnson & Lyons in connection herewith on the Effective Date (and in any similar opinion delivered in connection with the addition of any Originator after the Effective Date).

          "Federal Funds Rate" means, for any day, the per annum
           ------------------
rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

          "Federal Reserve Board" means the Board of Governors of
           ---------------------
the Federal Reserve System, or any entity succeeding to any of its principal functions.

          "Fee Letter" has the meaning set forth in Section 1.5.
           ----------                               -----------

          "Fees" mean all fees and other amounts payable by the
           ----
Seller to the Securitization Parties pursuant to the Fee Letter, including, without limitation, the Administration Fee, the Program Fee and Liquidity Fee.

          "Final Payout Date" means the date following the Facility
           -----------------
Termination Date and the Commitment Termination Date on which no Capital or Discount in respect of the Purchased Interest of any Purchaser shall be outstanding and all other amounts (excluding contingent obligations under indemnities and the like as to which no present payment obligation exists) payable by any Originator, the Seller, the Guarantor or the Servicer to each Securitization Party or any other Affected Person under the Transaction Documents shall have been paid in full.

          "Fixed Period" means, unless otherwise mutually agreed by
           ------------
the Administrator and the Seller, (a) with respect to any Portion of Capital funded by the issuance of Notes, (x) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (but excluding) the first day of the next following calendar month, and (y) thereafter, each period commencing on (and including) the last day of the immediately preceding Fixed Period for such Portion of Capital and ending on (but excluding) the first day of the next following calendar month; and (b) with respect to any Portion of Capital not funded by the issuance of Notes, (x) initially the period commencing on (and including) the date of the initial purchase or funding of such Portion of Capital and ending on (but excluding) the next following Settlement Date, and (y) thereafter, each period commencing on (and including) the last day of the immediately preceding Fixed Period for such Portion of Capital and ending on (but excluding) the next following Settlement Date;
provided, that
--------

               (i) any Fixed Period (other than of one day or funded through the issuance of Notes) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, if
                                        --------  -------
          Discount in respect of such Fixed Period is computed by reference to the Eurodollar Rate, and such Fixed Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Fixed Period shall end on the next preceding Business Day;

               (ii) in the case of any Fixed Period for any Portion of Capital which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Fixed Period shall end on such Termination Date and the duration of each Fixed Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Administrator;

               (iii) any Fixed Period in respect of which Discount is computed by reference to the CP Rate may be terminated at the election of, and upon notice thereof to the Seller by, the Administrator at any time, in which case the Portion of Capital allocated to such terminated Fixed Period shall be allocated to a new Fixed Period commencing on (and including) the date of such termination and ending on (but excluding) the next following Settlement Date, and thereafter Discount shall accrue at the Alternate Rate.

          "Governmental Authority" means any nation or government,
           ----------------------
any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" has the meaning set forth in the Purchase and
           ---------
Sale Agreement.

          "Indemnified Amounts" has the meaning set forth in
           -------------------
Section 3.1.
-----------

          "Indemnified Party" has the meaning set forth in Section
           -----------------                               -------
3.1.
---

          "Insolvency Proceeding" means (a) any case, action or
           ---------------------
proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidations, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Issuer" has the meaning set forth in the preamble to the
           ------
Agreement.

          "Liquidity Agent" means Bank of America in its capacity as
           ---------------
Liquidity Agent pursuant to the Liquidity Asset Purchase Agreement.

          "Liquidity Asset Purchase Agreement" means that certain
           ----------------------------------
Liquidity Asset Purchase Agreement, dated as of the date hereof, among the Issuer, Bank of America and certain other Persons, as Liquidity Purchasers, and Bank of America, as Liquidity Agent, as amended, supplemented or otherwise modified from time to time.

          "Liquidity Fee" has the meaning set forth in the Fee
           -------------
Letter.

          "Liquidity Purchaser" has the meaning set forth in
           -------------------
Section 4.3(b).
--------------

          "Lock-Box Account" means an account maintained at a bank
           ----------------
or other financial institution for the purpose of receiving Collections.

          "Lock-Box Agreement" means an agreement, in substantially
           ------------------
the form of Annex B, between the Seller, the Administrator and each
            -------
Lock-Box Bank, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

          "Lock-Box Bank" means any of the banks or other financial
           -------------
institutions holding one or more Lock-Box Accounts.

          "Loss Horizon Ratio" means the ratio (expressed as a
           ------------------
percentage and rounded upward to the nearest 1/100 of 1%), computed as of the last day of each Monthly Period, equal to the quotient of (i) the aggregate original Outstanding Principal Balance of all Pool Receivables originated by the Originators during the preceding four Monthly Periods, divided by (ii) the Net Receivables Pool Balance as of such day.

          "Loss Reserve" means, on any date, the product of (i) 2,
           ------------
multiplied by (ii) the highest Average Default Ratio calculated during the previous twelve Monthly Periods, multiplied by (iii) the Loss Horizon Ratio, multiplied by (iv) the Net Receivables Pool Balance, all as of such date.

          "Majority Alternate Purchasers" means at any time
           -----------------------------
Alternate Purchasers whose Commitment Percentages aggregate to more than 75%.

          "Material Adverse Effect" means a material adverse effect
           -----------------------
on (i) the Seller's, the Servicer's, the Guarantor's or any Originator's ability to perform its obligations under the Transaction Documents, (ii) the enforceability of any Transaction Document, (iii) the Seller's, the Servicer's, the Guarantor's or any Originator's business or financial condition, (iv) the interests of any Securitization Party or Program Support Provider under any Transaction Document or (v) the enforceability or collectibility of any Pool Receivable.

          "Minimum Reserve" means, on any date, the sum of (a) the
           ---------------
greater of (i) $8,000,000 and (ii) the sum of (A) the product of (1) the greatest of (x) the "Concentration Percentage" for "Second Tier Obligors", (y) the product of 2, multiplied by the "Concentration Percentage" for "Third Tier Obligors", and (z) the product of 4, multiplied by the "Concentration Percentage" for "Fourth Tier Obligors", each as determined in accordance with Schedule II, multiplied by (2) the Net Receivables Pool Balance, plus (B) the product of the Dilution Ratio, multiplied by the Dilution Horizon Ratio, plus (b) the Servicing Fee Reserve, plus (c) the Discount Reserve plus (d) the Commingling Reserve, all as of such date.

          "Monthly Period" shall mean initially, the period from
           --------------
Saturday, July 3, 1999 to Saturday, July 31, 1999, and thereafter the period from the last day of the prior Monthly Period to the fourth (or, in the case of the third Monthly Period of each fiscal quarter, the fifth) Saturday following such day or such other period as shall be agreed upon by the Seller, the Servicer and the Administrator. The Monthly Period preceding the last day of any Monthly Period shall be that Monthly Period.

          "Moody's" means Moody's Investors Service, Inc., or its
           -------
successor.

          "Net Receivables Pool Balance" means at any time the
           ----------------------------
difference of (i) the Outstanding Principal Balance of the Eligible Receivables then in the Receivables Pool minus (ii) the aggregate amount by which the Outstanding Principal Balance of the Eligible Receivables of each Obligor exceeds the product of (A) the Concentration Percentage for such Obligor, multiplied by (B) the amount determined in accordance with clause (i) above minus (iii) the aggregate amount by which the Outstanding Principal Balance of all Eligible Receivables the Obligors of which are the United States or any state or local government thereof or any agency, department or instrumentality of the United States or any state or local government thereof, exceeds 5% of the amount determined in accordance with clause (i) above.

          "Notes" means short-term promissory notes issued or to be
           -----
issued by the Issuer to fund its investments in accounts receivable or other financial assets.

          "Obligations" means all obligations (monetary or
           -----------
otherwise) of Seller to the Securitization Parties and Program Support Providers and their respective successors, permitted transferees and assigns arising under or in connection with this Agreement and each other Transaction Document, in each case however credited, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

          "Obligor" means, with respect to any Receivable, the
           -------
Person(s) who has incurred the indebtedness under such Receivables and any guarantor(s) or any other Person obligated to make payments of such Receivable.

          "Originator" has the meaning set forth in the Purchase and
           ----------
Sale Agreement.

          "Originator Note" has the meaning set forth in the
           ---------------
Purchase and Sale Agreement.

          "Outstanding Principal Balance" means, with respect to any
           -----------------------------
Receivable as of any date, the amount equal to the original principal balance of such Receivable, as reduced by the portion of all payments due and received thereon before such date that would represent principal if such payments were allocated to the principal of, and interest on, such Receivable.

          "PBGC" means the Pension Benefit Guaranty Corporation.
           ----

          "Pension Plan" has the meaning set forth in the Purchase
           ------------
and Sale Agreement.

          "Person" means an individual, partnership, corporation
           ------
(including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

          "Pool Receivable" means a Receivable in the Receivables
           ---------------
Pool.

          "Portion of Capital" means, at any time, each portion of
           ------------------
the Capital of the Issuer or of the Alternate Purchasers having the same Fixed Period and accruing Discount by reference to the same Rate Type at such time. If there is only one such portion, "Portion of Capital" means 100% of such Capital.

          "Prior Purchase Agreement" means the Purchase and
           ------------------------
Contribution Agreement, dated as of November 15, 1996, among the Seller and certain Originators, as heretofor amended, supplemented or otherwise modified.

          "Proceeding" means any suit in equity, action at law or
           ----------
other judicial or administrative proceeding.

          "Program Fee" has the meaning set forth in the Fee Letter.
           -----------

          "Program Support Agreement" means and includes the
           -------------------------
Liquidity Asset Purchase Agreement and any other agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of the Issuer, the issuance of one or more surety bonds for which the Issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Issuer to any Program Support Provider of the Purchased Interest (or portions thereof) and/or the making of loans and/or other extensions of credit to the Issuer in connection with the Issuer's securitization program, together with any letter of credit, surety bond or other instrument issued thereunder (but excluding any discretionary advance facility provided by the Administrator).

          "Program Support Provider" means and includes the Issuer
           ------------------------
and any other or additional Person (other than any customer of the Issuer) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, the Issuer or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Issuer's securitization program, including, without limitation, the Liquidity Purchasers.

          "Purchase and Sale Agreement" means the Purchase and Sale
           ---------------------------
Agreement, dated as the date hereof, among the Seller, Mail-Well I Corporation, as initial servicer and as guarantor, and each originator from time to time party thereto, as the same may be amended, supplemented or modified from time to time.

          "Purchase and Sale Termination Event" has the meaning set
           -----------------------------------
forth in the Purchase and Sale Agreement.

          "Purchase Limit" means, at any time, the aggregate
           --------------
Purchaser Commitment of each Alternate Purchaser at such time.

          "Purchased Interest" means, with respect to any Purchaser
           ------------------
at any time, the undivided percentage ownership interest of such Purchaser in (i) each and every Pool Receivable now existing or hereafter arising, other than any Pool Receivable that arises on or after the later of the Facility Termination Date or the Commitment Termination Date, (ii) all Related Security with respect to such Pool Receivables, and (iii) all Collections with respect to, and other proceeds of, such Pool Receivables and Related Security. Such undivided percentage interest shall be computed as follows:

                    C x (1 + (AR/AC))/NRPB

     where:

          C    =    the aggregate outstanding Capital of such
                    Purchaser at the time of computation.

          AC   =    the aggregate outstanding Capital of all
                    Purchasers at the time of computation.

          AR   =    the Aggregate Reserve at the time of
                    computation.

          NRPB = the Net Receivables Pool Balance at the time of computation.

The Purchased Interest shall be determined from time to time pursuant to the provisions of Section 1.3.
                  -----------

          "Purchaser Commitment" means, for any Alternate Purchaser,
           --------------------
the amount of such Alternate Purchaser's commitment to make purchases hereunder set forth under its signature to the Agreement or the Assignment by which such Alternate Purchaser became a party to the Agreement, as modified in accordance with Sections 1.1(b) and 4.3.
                                          ---------------     ---

          "Purchasers" means the Issuer and the Alternate
           ----------
Purchasers.

          "Purchasing Certificate" means a certificate, in
           ----------------------
substantially the form of Exhibit B to the Servicing Agreement,
                          ---------
furnished by the Servicer to the Administrator in connection with each purchase hereunder.

          "Rate Type" means the Eurodollar Rate, the Base Rate or
           ---------
the CP Rate.

          "Receivable" means the indebtedness of any Obligor
           ----------
resulting from the provision or sale of merchandise, insurance or services by an Originator under a Contract, and includes, without limitation, the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

          "Receivables Pool" means at any time all of the then
           ----------------
outstanding Receivables that have been transferred and assigned to the Seller by the Originators from time to time pursuant to the Purchase and Sale Agreement or the Prior Purchase Agreement and that are owned by the Seller and/or the Purchasers at such time.

          "Reference Bank" means Bank of America.
           --------------

          "Register" means the "Register" maintained pursuant to the
           --------
Liquidity Asset Purchase Agreement.

          "Related Security" means with respect to any Receivable:
           ----------------

               (i) any merchandise (including returned merchandise) relating to any sale giving rise to such Receivable;

               (ii) all security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

               (iii) all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

               (iv) the Contract Documents and all other books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) directly relating to such Receivable and the related Obligor.

          "Required Net Worth" means $20,000,000.
           ------------------

          "Required Notice Days" means (i) two (2) Business Days in
           --------------------
the case of a reduction of Net Investment of less than $10,000,000, (ii) three (3) Business Days in the case of a reduction of Net Investment of at least $10,000,000 and less than $20,000,000, (iii) five (5) Business Days in the case of a reduction of Net Investment of at least $20,000,000 and less than $50,000,000, and (iv) ten (10) Business Days in the case of a reduction of Net Investment of $50,000,000 or more.

          "Restricted Payments" has the meaning set forth in clause
           -------------------                               -------
(m) of Exhibit IV to the Agreement.
---    ----------

          "S&P" means Standard & Poor's Ratings Group, a division of
           ---
The McGraw-Hill Companies, Inc., or its successor.

          "Securitization Parties" means the Issuer, the
           ----------------------
Administrator, the Alternate Purchasers and their respective successors, transferees and assigns.

          "Seller" has the meaning set forth in the preamble to the
           ------
Agreement.

          "Seller Report" means a report, in substantially the form
           -------------
of Exhibit A to the Servicing Agreement, furnished by the Servicer to
   ---------
the Administrator pursuant to the Servicing Agreement.

          "Servicer" has the meaning set forth in the preamble to
           --------
the Agreement.

          "Servicer Report Date" has the meaning set forth in the
           --------------------
Servicing Agreement.

          "Servicing Agreement" means the Servicing Agreement, dated
           -------------------
as of the date hereof, among the Servicer, Seller and the Administrator, as the same may be amended, supplemented or otherwise modified from time to time.

          "Servicing Fee" has the meaning set forth in the Servicing
           -------------
Agreement.

          "Servicing Fee Rate" has the meaning set forth in the
           ------------------
Servicing Agreement.

          "Servicing Fee Reserve" means, on any date, the sum of (i)
           ---------------------
the accrued and unpaid Servicing Fee plus (ii) the product of (a) the aggregate outstanding Capital of all Purchasers, multiplied by (b) the Servicing Fee Rate on such date, multiplied by (c) the quotient of (I) the sum of the Average Maturity plus the Collection Delay Period, divided by 360, all as of such date.

          "Settlement Date" means (a) initially, the 20th day of
           ---------------
each calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day during the calendar month as the Administrator may from time to time specify to the Seller and the Servicer and (b) at the discretion of the Administrator, each day as the Administrator may from time to time specify to the Seller and the Servicer (it being understood that the Administrator may select such Settlement Date to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such Portion of Capital pursuant to clause (a) of this
                                             ----------
definition.

          "SPC Assignee" means a special purpose company, other than
           ------------
the Issuer, which (i) is administered by Bank of America or NationsBank or any Affiliate thereof and (ii) has activities generally similar to the Issuer.

          "Subsidiary" means, for any Person, any other Person of
           ----------
which at least a majority of the voting stock is owned or controlled by such Person or by one or more other Subsidiaries of such Person. For purposes of this definition, the term "voting stock" shall mean capital stock or other ownership interests having ordinary voting power under ordinary circumstances for the election of directors (or the equivalent) for such other Person.

          "Tangible Net Worth" means with respect to any Person, the
           ------------------
total amount which in accordance with generally accepted accounting principles would be included under "Shareholder's equity" on the balance sheet of such Person.

          "Termination Date" means the earlier of (i) the Business
           ----------------
Day which the Seller so designates by notice to the Administrator at least sixty days in advance, (ii) the Facility Termination Date and
(iii) the Commitment Termination Date.

          "Termination Day" means (i) each day that occurs during
           ---------------
the continuance of a Termination Event and (ii) each day which occurs on or after the Termination Date.

          "Termination Event" has the meaning specified in Exhibit V.
           -----------------                               ----------

          "Termination Fee" means, for any Fixed Period during which
           ---------------
either a Termination Day or a reduction of a Portion of Capital pursuant to Section 1.4(f) occurs, the amount, if any, by which (i) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Fixed Period pursuant to clause
                                                           ------
(iii) of the definition thereof) which would have accrued during such
-----
Fixed Period on the reductions of the Portion of Capital relating to such Fixed Period had such reductions remained as part of such Portion of Capital, exceeds (ii) the income, if any, received by the affected Purchasers from their investment of the proceeds of such reductions, as determined by such Purchasers, which determination shall be binding and conclusive for all purposes, absent manifest error.

          "Transaction Documents" means the Agreement, the Fee
           ---------------------
Letter, the Purchase and Sale Agreement, the Servicing Agreement, the Liquidity Asset Purchase Agreement, the Collection Account Agreement, the Lock-Box Agreements and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement and the Purchase and Sale Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

          "Trigger Event" means (i) any Lock-Box Agreement is not
           -------------
duly executed by all of the parties thereto at any time after July 30, 1999 or (ii) any effective financing statement or other instrument similar in effect covers (including, without limitation, indirectly as proceeds) any Pool Receivable or the Related Security at any time after September 10, 1999, except those filed in favor of the Administrator relating to the Agreement or in favor of the Seller relating to the Purchase and Sale Agreement.

          "UCC" means the Uniform Commercial Code as from time to
           ---
time in effect in the applicable jurisdiction.

          "Unmatured Termination Event" means an event which, with
           ---------------------------
the giving of notice or lapse of time, or both, would constitute a Termination Event.

          "Year 2000 Compliant" has the meaning specified in
           -------------------
paragraph (z) in Exhibit III.
-------------    -----------

     Other Terms.  All accounting terms not specifically defined
     -----------
herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, "or" means "and/or", and "including" (and with correlative meaning "include" and "includes") means including without limiting the generality of any description preceding such term.

                              EXHIBIT II

                       CONDITIONS OF PURCHASES

          1.  Conditions Precedent to Initial Purchase.  The initial
              ----------------------------------------
purchase under the Agreement is subject to the conditions precedent that the Administrator shall have received on or before the date of such purchase the following, each in form and substance (including the date thereof) satisfactory to the Administrator:

          (a)  A counterpart of this Agreement and the other
Transaction Documents duly executed by the parties thereto.

          (b) Certified copies of (i) the resolutions of the Board of Directors of each of the Seller, the Servicer, the Guarantor and each Originator authorizing the execution, delivery, and performance by such Person of the Transaction Documents to which such Person is a party,
(ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Transaction Documents and (iii) the certificate or articles of incorporation and by-laws of each such Person.

          (c) A certificate of the Secretary or Assistant Secretary of each of the Seller, the Servicer, the Guarantor and each Originator certifying the names and true signatures of the officers of such Person authorized to sign the Transaction Documents to which such Person is a party. Until the Administrator receives a subsequent incumbency certificate from such Person in form and substance satisfactory to the Administrator, the Administrator shall be entitled to rely on the last such certificate delivered to it by such Person.

          (d) Originals of proper financing statements, duly completed and executed for all jurisdictions that the Administrator may deem necessary or desirable in order to perfect the interests of the Seller and the Administrator, for the benefit of the Securitization Parties, contemplated by the Agreement and the other Transaction
Documents.

          (e) Acknowledgment copies, or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Pool
Receivables or Related Security previously granted by the Seller or any Originator.

          (f) Completed UCC requests for information, dated on or before the date of such initial purchase, listing the financing statements referred to in subsection (e) above and all other effective
                          --------------
financing statements filed in the jurisdictions referred to in subsection (d) above that name the Seller or any Originator as debtor,
--------------
together with copies of such other financing statements (none of which shall cover any Pool Receivables or Related Security (except, with respect to the financing statements listed on Annex E hereto,
                                              -------
indirectly as proceeds) unless terminated or released), and similar search reports with respect to federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions as the Administrator may request, showing no such liens on any of the Pool Receivables or Related Security.

          (g) Copies of the Collection Account Agreement and each
Lock-Box Agreement duly executed by the parties thereto (other than by certain Lock-Box Banks which will duly execute such Lock-Box Agreements promptly following the Effective Date).

          (h) A favorable opinion of Rothgerber, Johnson & Lyons LLP, counsel for the Seller, in form and substance satisfactory to the Administrator.

          (i) Favorable opinions of Rothgerber, Johnson & Lyons LLP, counsel for each Originator, the Guarantor and the Servicer, in form and substance satisfactory to the Administrator.

          (j) Satisfactory results of a review and audit of the Seller's, the Servicer's and each Originator's collection, operating and reporting systems, Credit and Collection Policy, historical receivables data and accounts, including satisfactory review and approval of the Eligible Receivables in existence on the date of the initial purchase under the Agreement.

          (k) Evidence (i) of the execution and delivery by each of the parties thereto of the Purchase and Sale Agreement and all documents, agreements and instruments contemplated thereby (which evidence shall include copies, either original or facsimile, of each of such documents, instruments and agreements), (ii) that each of the conditions precedent to the execution and delivery of the Purchase and Sale Agreement has been satisfied to the Administrator's satisfaction, and (iii) that the initial purchases under the Purchase and Sale Agreement have been consummated.

          (l) Evidence of payment by the Seller of all accrued and unpaid fees (including those contemplated by the Fee Letter, costs and expenses to the extent then due and payable on the date thereof, together with Attorney Costs of the Administrator to the extent invoiced prior to or on such date, plus such additional amounts of Attorney Costs as shall constitute the Administrator's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Seller and the Administrator), including any such costs, fees and expenses arising under or referenced in Section 4.4.
   -----------

          (m)  The Fee Letter, duly executed by the parties thereto.

          (n) Good standing certificates with respect to the Seller, the Servicer, the Guarantor and each Originator by the Secretaries of the States of their state of incorporation and the state in which their principal place of business is located.

          (o) Such other approvals, opinions or documents as the Administrator or the Issuer may reasonably request.

          2.  Conditions Precedent to All Purchases and
              ------------------------------------------
Reinvestments.  Each purchase (including the initial purchase) and each
-------------
reinvestment shall be subject to the further conditions precedent that:

          (a) in the case of each purchase, the Servicer shall have delivered to the Administrator on or prior to such purchase, in form and substance satisfactory to the Administrator, a completed Purchasing Certificate dated within three (3) Business days prior to the date of such purchase together with a listing by Obligor of all Pool Receivables and such additional information as may reasonably be requested by the Administrator;

          (b) on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller and the Servicer that such statements are then true):

               (i) the representations and warranties contained in
     Exhibit III are true and correct in all material respects on and
     -----------
     as of the date of such purchase or reinvestment as though made on and as of such date (except to the extent such representations and warranties relate solely to an earlier date and then as of such earlier date); and

               (ii) no event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes a Termination Event or an Unmatured Termination Event; and

          (c) the Administrator shall have received such other approvals, opinions or documents as it may reasonably request.

                             EXHIBIT III

                    REPRESENTATIONS AND WARRANTIES

          The Seller represents and warrants as follows:

          (a)  Organization and Good Standing.  The Seller is a
               ------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Colorado, and is duly qualified to do business, and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified.

          (b)  Power and Authority; Due Authorization; No Violation.
               ----------------------------------------------------
The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including the Seller's use of the proceeds of purchases and reinvestments, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene or result in a default under or conflict with (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, except to the extent such contravention, default or conflict will not have a Material Adverse Effect, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

          (c)  Government Approvals.  No authorization or approval
               --------------------
or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party.

          (d)  Validity and Binding Nature.  Each of the Agreement
               ---------------------------
and the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          (e)  Financial Condition.  The balance sheets of Mail-
               -------------------
Well, Inc. and its subsidiaries as at December 31, 1998, and the related statements of income and retained earnings for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present the financial condition thereof as at such date and the results of operations thereof for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 1998 there has been no material adverse change in the business, operations, property or financial or other condition or operations of the Seller, the

                                 III-1

Servicer, the Guarantor, any Originator, the ability of the Seller, the Servicer, the Guarantor, or any Originator to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects the legality, validity or enforceability of the Agreement or the other Transaction Documents.

          (f)  No Proceedings.  There is no pending or threatened
               --------------
action or proceeding affecting the Seller or any of its Affiliates before any Governmental Authority or arbitrator which could materially adversely affect the business, operations, property, financial or other condition or operations of the Seller or any of its Affiliates, the ability of the Seller to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Pool Receivables, or which affects or purports to affect the legality, validity or enforceability of the Agreement or the other Transaction Documents.

          (g)  Use of Proceeds.  No proceeds of any purchase or
               ---------------
reinvestment will be used to acquire more than 5% of any class of any security in any transaction which is subject to Sections 13 and 14 of the Exchange Act of 1934, except for a nonhostile, invited Acquisition of a Person (approved by the board of directors (or other body exercising similar-authority) of such Person) by the Seller or any Affiliate thereof, which does not violate any laws, rules or regulations applicable thereto or any other provision of the Transaction Documents.

          (h)  Quality of Title.  The Seller is the legal and
               ----------------
beneficial owner of the Pool Receivables and Related Security free and clear of any Adverse Claim; upon each purchase or reinvestment, the Administrator, for the benefit of the Securitization Parties, shall acquire a valid and enforceable perfected undivided percentage ownership interest, to the extent of the Purchased Interest, in each Pool Receivable then existing or thereafter arising and in the Related Security and Collections and other proceeds, with respect thereto, free and clear of any Adverse Claim; the Agreement creates a security interest in favor of the Securitization Parties in the items described in Section 1.2(d), and the Securitization Parties have a first
   --------------
priority perfected security interest in such items, free and clear of any Adverse Claims. No effective financing statement or other instrument similar in effect covering any Contract Document or any Pool Receivable or the Related Security or Collections with respect thereto or any Lock-Box Account or the Collection Account is on file in any recording office, except those filed in favor of the Administrator relating to the Agreement or in favor of the Seller relating to the Purchase and Sale Agreement and except those which are both
(i) indirectly covering any Pool Receivable or the Related Security as proceeds which will be released or terminated within 60 days after the Effective Date and (ii) listed on Annex E hereto.
                                  -------

          (i)  Accuracy of Information.  Each Seller Report,
               -----------------------
certificate, exhibit, financial statement, document, book, record, report or other information furnished or to be furnished at any time by or on behalf of the Seller to any Securitization Party in connection with the Agreement is or will be accurate in all material respects as of its date or as of the date so furnished, and no such item contains or will contain any untrue statement of a material fact or

                                 III-2
omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

          (j)  Offices.  The principal place of business and chief
               -------
executive office (as such terms are used in the UCC) of the Seller and the office where the Seller keeps its records concerning the Receivables are located at the addresses referred to in paragraph (b) of Exhibit IV.
                                            -------------    -----------

          (k)  Governmental Authority.  The Seller is not in
               ----------------------
violation of any order of any court, arbitrator or Governmental
Authority which could have a Material Adverse Effect.

          (l)  Lock-Box Banks and Collection Account Bank.  The
               ------------------------------------------
names and addresses of all the Lock-Box Banks and Collection Account Bank, together with the account numbers of the related Lock-Box Accounts or Collection Account, as applicable, are specified in Schedule I to
                                                       ----------
the Agreement (or at such other Lock-Box Banks or Collection Account Bank, as applicable, and/or with such other Lock-Box Accounts or Collection Account, as applicable, as have been notified to the Administrator in accordance with the Agreement) and the Collection Account is subject to the Collection Account Agreement and all Lock-Box Accounts are subject to Lock-Box Agreements, duly executed by the parties thereto (in the case of certain Lock-Box Banks, within 30 days after the date hereof).

          (m)  Federal Reserve Regulations.  No proceeds of any
               ---------------------------
purchase or reinvestment will be used for any purpose that violates any applicable law, rule or regulation, including, without limitation, Regulations T, U and X of the Federal Reserve Board.

          (n)  Eligible Receivables.  Each Pool Receivable included
               --------------------
as an Eligible Receivable in the calculation of the Net Receivables Pool Balance, is an Eligible Receivable.

          (o)  No Termination Event.  No event has occurred and is
               --------------------
continuing, or would result from a purchase or reinvestment by any Purchaser hereunder or from the application of the proceeds therefrom, which constitutes a Termination Event.

          (p)  Accounting as Sales.  The Seller has accounted for
               -------------------
each sale of undivided percentage ownership interests in the Pool
Receivables in its books and financial statements as a sale, consistent with generally accepted accounting principles.

          (q)  Compliance With Credit and Collection Policy.  The
               --------------------------------------------
Seller has complied in all material respects with the Credit and Collection Policy in effect at the time with regard to each Pool Receivable.

          (r)  Compliance with Transaction Documents.  The Seller
               -------------------------------------
has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents and applicable to it.

                                 III-3

          (s)  Trade Names.  The Seller's complete corporate name is
               -----------
set forth in the preamble to the Agreement, and the Seller does not use and has not during the last five years used any other corporate name, trade name, doing business name or fictitious name, except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to paragraph (b)(iii) of
                                           ------------------
Exhibit IV.
----------

          (t)  Capitalization.  The authorized capital stock of
               --------------
Seller consists of 1000 shares of common stock, $.01 par value, all of which shares are currently issued and outstanding. All of such outstanding shares are validly issued, fully paid and nonassessable and are owned (beneficially and of record) by Mail-Well I Corporation.

          (u)  Taxes.  The Seller has filed all federal and other
               -----
tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing.

          (v)  Bulk Sales Act.  No transaction contemplated by this
               --------------
Agreement or any other Transaction Document requires compliance with, or will be subject to avoidance under, any bulk sales act or similar law.

          (w)  Investment Company Act.  Seller is not an "investment
               ----------------------
company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (y)  All Consents Required.  All approvals, authorizations,
               ---------------------
consents, orders or other actions of or notices to or filings with any Person or any Governmental Authority required in connection with the execution and delivery by the Seller of this Agreement or the other Transaction Documents, the performance by the Seller of the transactions contemplated hereby and thereby and the fulfillment by the Seller of the terms hereof and thereof, have been duly obtained and are in full force and effect.

          (z)  Year 2000 Compliance. Any reprogramming required to
               --------------------
permit the proper functioning, in and following the year 2000, of the computer application systems used to conduct, operate and manage the business, assets and operations of the Seller, as so reprogrammed, will be completed by September 30, 1999 ,unless failure to complete such reprogramming could not reasonably be expected to have a Material Adverse Effect. With respect to any computer hardware, the Seller: (i) has initiated a review and assessment of all areas within the Seller's business and operations, (ii) has developed a plan and timeline for addressing any problems which would cause it not to be able to properly recognize and process date-sensitive information for all dates before and after January 1, 2000 ("Year 2000 Compliant") on a timely basis,
                            -------------------
(iii) to date, has implemented such plan in accordance with such timetable and (iv) believes, based upon the foregoing, that the Seller will be Year 2000 Compliant prior to

                                 III-4

January 1, 2000. There are no additional costs to the Seller relating to becoming Year 2000 Compliant that will result in a Termination Event or have a Material Adverse Effect. The computer and management information systems used to conduct, operate and manage the business, assets and operations of the Seller are and with ordinary course upgrading and maintenance (and with any additions to accommodate growth), will continue for the term of this Agreement to be, sufficient to permit the Seller to conduct its business without having a Material Adverse Effect.

          (aa) Insolvency.  (i) The fair value of the property of
               ----------
the Seller is greater than the total amount of liabilities, including contingent liabilities, of the Seller, (ii) the present fair salable value of the assets of the Seller is not less than the amount that will be required to pay all probable liabilities of the Seller on its debts as they become absolute and matured, (iii) the Seller does not intend to, and does not believe that it will, incur debts or liabilities beyond the Seller's abilities to pay such debts and liabilities as they mature,
(iv) the Seller is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which the Seller's property would constitute unreasonably small capital and (v) the transfer of the Purchased Interest by the Seller will not render the Seller insolvent.

          (bb) Pension Plans.  During the preceding twelve months,
               -------------
no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by the Seller of any material liability, fine or penalty. The Seller has no contingent liability with respect to any post-retirement benefit under a "welfare plan" as defined in Section 3(1) of ERISA, other than liability for continuation coverage described in Part 6 of title I of ERISA.

          (cc) Separate Existence.  The Facts and Assumptions with
               ------------------
respect to the Seller are true and correct.

                                 III-5

                              EXHIBIT IV

                              COVENANTS


     Covenants.  Until the Final Pay Out Date:
     ---------

          (a)  Compliance with Laws, Etc.  The Seller shall comply
               --------------------------
in all material respects with all applicable laws, rules, regulations and orders, and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not have a Material Adverse Effect.

          (b)  Offices, Records and Books of Account; Etc.  The
               -------------------------------------------
Seller (i) shall keep its principal place of business and chief executive office (as such terms are used in the UCC) at the address of the Seller set forth under its name on the signature page to the Agreement and the office where it keeps its records concerning the Pool Receivables at such address or one of the locations specified in
Schedule III hereto or, upon at least 60 days' prior written notice of
------------
a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Issuer in the Pool Receivables and related items (including, without limitation, the items described in Section 1.2(d)) have been taken and completed and
                   --------------
(ii) shall provide the Administrator with at least 60 days' written notice prior to making any change in the Seller's name or making any other change in the Seller's identity or corporate structure (including, without limitation, a merger) which could render any UCC financing statement filed in connection with this Agreement "seriously misleading" as such term is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (c)  Performance and Compliance with Receivables and
               -----------------------------------------------
Credit and Collection Policy.  The Seller shall, at its expense, timely
----------------------------
and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Pool Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Pool Receivable.

          (d)  Ownership Interest, Etc.  The Seller shall, at its
               ------------------------
expense, take all action necessary or desirable to establish and maintain (i) a valid and enforceable perfected undivided ownership interest in favor of the Administrator, for the benefit of the Securitization Parties, to the extent of the Purchased Interests, in the Pool Receivables and the Related Security and Collections and other proceeds with respect thereto, and (ii) a first priority perfected security interest in favor of the Administrator, for the benefit of the Securitization Parties, in the items described in Section 1.2(d), in
                                                  --------------
each case free and clear of any Adverse Claim, including, without limitation, taking such action to perfect, protect or more fully evidence the interests of the Securitization Parties under the Agreement as the Securitization Parties may request.

          (e)  Sales, Liens, Etc.  The Seller shall not sell,
               ------------------
assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under, any item described in Section 1.2(d) (including, without limitation, the
             --------------
Seller's undivided interest in any Pool Receivable, Related Security, or Collections, or upon or with respect to any account to which any Collections of any Pool Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph (e).
                                                            -------------

          (f)  Extension or Amendment of Receivables.  Except as
               -------------------------------------
provided in the Agreement or the Servicing Agreement, neither the Seller nor the Servicer shall extend the maturity or adjust the Outstanding Principal Balance or otherwise amend, modify or waive the terms of any Pool Receivable.

          (g)  Change in Business or Credit and Collection Policy.
               --------------------------------------------------
The Seller shall not make any material change in the character of its business or in the Credit and Collection Policy, or any change in the Credit and Collection Policy that would adversely affect the collectibility or enforceability of any Pool Receivable or the ability of the Seller to perform its obligations, if any, under any Pool Receivable or under the Agreement or the other Transaction Documents to which it is a party, without the prior written consent of the Administrator.

          (h)  Audits.  The Seller shall, from time to time during
               ------
regular business hours as reasonably requested by the Administrator, permit the Administrator, or its agents or representatives, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Receivables and the Related Security, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables and the Related Security with any of the officers, employees, agents or contractors of the Seller having knowledge of such matters, and shall permit and cooperate with an annual (or more frequently if reasonably required by the Administrator) audit (conducted at the Seller's expense) of the Seller by the Administrator and the independent accountants selected thereby.

          (i)  Lock-Box Accounts and Collection Account.  (i) The
               ----------------------------------------
Seller shall not add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule I to the
                                                   ----------
Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller or payments to be made to any Lock-Box Account (or related post office box), unless the Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including, without limitation, Lock-Box Agreements) that it may request in connection therewith.

          (ii) The Seller shall (A) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (B) deposit, or cause to be deposited, any Collections (other than those described in clause (b) of the definition thereof) of Pool Receivables received by it into Lock-Box Accounts not later than two Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

          (iii) The Seller shall not add or terminate any bank as a Collection Account Bank or any account as a Collection Account from those listed in Schedule I to the Agreement, unless the
                          ----------
     Administrator shall have consented thereto in writing and the Administrator shall have received copies of all agreements and documents (including, without limitation, Collection Account Agreements) that it may request in connection therewith.

          (iv) Each Collection Account shall at all times be subject to a Collection Agreement. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Collection Account cash or cash proceeds other than Collections.

          (j)  Marking of Records.  At its expense, the Seller (or
               ------------------
the Servicer on its behalf) shall mark (a) its master data processing records and storage cabinets relating to Pool Receivables, including with a legend evidencing that the undivided percentage ownership interests in such Pool Receivables have been sold in accordance with the Agreement and (b) at the request of the Administrator, each Pool Receivable with a legend, in form satisfactory to the Administrator, to the effect that such Pool Receivable (or an undivided interest thereon) has been sold in accordance with this Agreement.

          (k)  Separate Corporate Existence.  The Seller hereby
               ----------------------------
acknowledges that the Securitization Parties are entering into the transactions contemplated by the Agreement in reliance upon the Seller's identity as a legal entity separate from the Servicer, the Guarantor and each Originator. Therefore, from and after the date hereof, the Seller shall take all reasonable steps to continue the Seller's identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of the Servicer, the Guarantor, any Originator and any other Person, and is not a division of the Servicer, the Guarantor, any Originator or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the covenant set forth in paragraph (a) of this Exhibit IV, the Seller shall take such actions
-------------         ----------
as shall be required in order that:

          (i) The Seller will be a limited purpose corporation whose primary activities are restricted in its certificate of incorporation to purchasing Receivables from the Originators, entering into agreements for the servicing of such Receivables, selling undivided interests in such Receivables and conducting such other activities as it deems necessary or appropriate to carry out its primary activities;

          (ii) Not less than one member of the Seller's Board of Directors (the "Independent Director") shall be an individual
                     --------------------
     who is not direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, customer or supplier of the Servicer, the Guarantor or any Originator or any of their Affiliates, except that such member may be an independent director of a limited purpose bankruptcy-remote Affiliate of the Servicer, the Guarantor or an Originator. The Seller's Board of Directors shall not approve, or take any other action to cause the commencement of a voluntary case or other proceeding with respect to the Seller under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law, or the appointment of or taking possession by, a receiver, liquidator, assignee, trustee, custodian, or other similar official for the Seller unless in each case the Independent Director shall approve the taking of such action in writing prior to the taking of such action. To the extent permissible under Colorado law, the Independent Director's fiduciary duty shall be to the Seller (and creditors) and not to the Seller's shareholders in respect of any decision of the type described in the preceding sentence. In the event the Independent Director resigns or otherwise ceases to be a director of the Seller, there shall be selected a replacement Independent Director who shall not be an individual within the proscriptions of the first sentence of this clause (ii) or any individual who has any other type of
     -----------
     professional relationship with the Servicer, the Guarantor, any Originator or any Affiliates thereof or any management personnel of any such Person or Affiliate and who shall be (x) a tenured professor at a business or law school, (y) a retired judge or (z) an established independent member of the business community, having a sound reputation and experience relative to the duties to be performed by such individual as an Independent Director;

          (iii) No Independent Director shall at any time serve as a trustee in bankruptcy for the Servicer, the Guarantor, any Originator or any Affiliate thereof;

          (iv) Any employee, consultant or agent of the Seller will be compensated from the Seller's own bank accounts for services provided to the Seller except as provided herein in respect of the Servicer's Fee. The Seller will engage no agents other than a servicer for the Pool Receivables, which servicer will be fully compensated for its services to Seller by payment of the Servicer's Fee;

          (v) The Seller will contract with Servicer to perform for the Seller all operations required on a daily basis to service its Receivables. The Seller will pay Servicer a monthly fee based on the level of Receivables being managed by Servicer. To the extent, if any, that the Seller, the Guarantor, any Originator or any Affiliate thereof share items of expenses not reflected in the Servicer's Fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered, it being understood that Mail-Well I Corporation shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including, without limitation, legal and other fees;

          (vi) The Seller's operating expenses will not be paid by the Servicer, the Guarantor, any Originator or any Affiliate thereof unless the Seller shall have agreed in writing with such Person to reimburse such Person for any such payments;

          (vii) The Seller will have its own separate mailing address and stationery;

          (viii) The Seller's books and records will be maintained separately from those of the Servicer, the Guarantor, any Originator or any Affiliate thereof;

          (ix) Any financial statements of the Servicer, the Guarantor, any Originator or any Affiliate thereof which are consolidated to include the Seller will contain detailed notes clearly stating that the Seller is a separate corporate entity and has sold ownership interests in the Seller's accounts receivable;

          (x) The Seller's assets will be maintained in a manner that facilitates their identification and segregation from those of the Servicer, the Guarantor, any Originator and any Affiliate thereof;

          (xi) The Seller will strictly observe corporate formalities in its dealings with the Servicer, the Guarantor, any Originator and any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of the Guarantor, any Originator or any Affiliate thereof (other than in their capacity as Servicer or sub-servicer). Seller shall not maintain joint bank accounts or other depository accounts to which the Guarantor, any Originator or any Affiliate thereof (other than in their capacity as Servicer or sub-servicer) has independent access. None of the Seller's funds will at any time be pooled with any funds of the Servicer, the Guarantor or any Originator or any Affiliate thereof;

          (xii) The Seller shall pay to the Servicer, the Guarantor or applicable Originator the marginal increase (or, in the absence of such increase, the market amount of its portion) of the premium payable with respect to any insurance policy that covers the Seller and any Affiliate thereof, but the Seller shall not, directly or indirectly, be named or enter into an agreement to be named, as a direct or contingent beneficiary or loss payee, under any such insurance policy, with respect to any amounts payable due to occurrences or events related to the Servicer, the Guarantor, any Originator or any Affiliate thereof; and

          (xiii) The Seller will maintain arm's length relationships with the Servicer, the Guarantor, any Originator and any Affiliate thereof. The Servicer, the Guarantor, any Originator or any Affiliate thereof that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services. Neither the Seller nor the Servicer, the Guarantor, any Originator or any Affiliate thereof will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other.

          (xiv) The Seller shall not cause, or take any action, or omit to take any action, that would be inconsistent with the Facts and Assumptions.

          (l)  Mergers, Acquisitions, Sales, etc.  The Seller shall not:
               ---------------------------------

               (A) be a party to any merger or consolidation, or directly or indirectly purchase or otherwise acquire, whether in one or a series of transactions, all or substantially all of the assets or any stock of any class of, or any partnership or joint venture interest in, any other Person, or sell, transfer, assign, convey or lease any of its property and assets (including, without limitation, any Pool Receivable or any interest therein) other than pursuant to this Agreement;

               (B) make, incur or suffer to exist an investment in, equity contribution to, loan, credit or advance to, or payment obligation in respect of the deferred purchase price of property from, any other Person, except for Permitted Investments and obligations incurred pursuant to the Transaction Documents; or

               (C) create any direct or indirect subsidiary or otherwise acquire direct or indirect ownership of any equity interests in any other Person.

          (m)  Restricted Payments.
               -------------------

               (i)  General Restriction.  Except in accordance with this
                    -------------------
     paragraph (m), the Seller shall not (A) purchase or redeem any
     -------------
     shares of its capital stock, (B) declare or pay any Dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any subordinated indebtedness of the Seller, (D) lend or advance any funds or (E) repay any loans or advances to, for or from the Servicer, the Guarantor or any Originator. Actions of
     the type described in this clause (i) are herein collectively
                                ----------
     called "Restricted Payments".
             -------------------

          (ii) Types of Permitted Payments.  Subject to the
               ---------------------------
     limitations set forth in clause (iii) below, the Seller may make
                              ------------
     Restricted Payments so long as such Restricted Payments are made only to an Originator and only in the form of payments under the Originator Notes.

          (iii) Specific Restrictions.  The Seller may make
                ---------------------
     Restricted Payments only out of Collections paid or released to the Seller pursuant to Section 1.4(b)(ii) or 1.4(c)(ii)(D).
                            ------------------    -------------
     Furthermore, the Seller shall not pay make:

                (A) any payments on the Originator Notes if, after giving effect thereto, the Seller's Tangible Net Worth would be less than Required Net Worth; or

                (B) any Restricted Payment (including any payments on the Originator Notes) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

          (n)  Amendments to Certain Documents.  (i) The Seller
               -------------------------------
shall not amend, supplement, terminate, amend and restate, or otherwise modify any Transaction Document or the Seller's certificate of incorporation or by-laws, except (A) in accordance with the terms of such document, instrument or agreement and (B) with the advance written consent of the Administrator.

          (ii) The Seller shall not enter into, execute and deliver, or otherwise become bound by, any agreement, instrument, document or other arrangement that restricts its right to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document.

          (o)  Incurrence of Indebtedness.  The Seller shall not
               --------------------------
(i) create, incur or permit to exist, any Debt or liability or (ii) cause or permit to be issued for its account any letters of credit or bankers' acceptances, except for Debt incurred in the ordinary course of business and not exceeding $5,000 and liabilities incurred pursuant to or in connection with the Transaction Documents or otherwise permitted therein.

          (p)  Reporting Requirements.  The Seller will provide to
               ----------------------
the Administrator (in multiple copies, if requested by the Administrator) the following:

                    (i) as soon as available and in any event within 45 days after the end of the first three quarters of each fiscal year (beginning with the quarter ended June 30, 1999) of Mail-Well, Inc., balance sheets of Mail-Well, Inc. and its subsidiaries as of the end of such quarter and statements of income and retained earnings thereof for the period commencing at the beginning of such previous fiscal year and ending with the end of such quarter, certified by the treasurer or assistant treasurer thereof (as applicable);

                    (ii) as soon as available and in any event within 90 days after the end of each fiscal year (beginning with the year ended December 31, 1999) of Mail-Well, Inc., a copy of the annual report for such year for Mail-Well, Inc. and its subsidiaries containing financial statements for such year audited by nationally-recognized independent certified public accountants;

                    (iii) as soon as available and in any event not later than the Servicer Report Date, a Seller Report as of the Monthly Period ended immediately prior to such Servicer Report Date;

                    (iv) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of the treasurer or assistant treasurer of the Seller setting forth details of such Termination Event or Unmatured Termination Event, and the action that the Seller has taken and proposes to take with respect thereto;

                    (v) promptly after the sending or filing thereof, copies of all reports that may be material to the transactions contemplated hereby that the Servicer, the Guarantor or any Originator sends to any of its security holders, and copies of all reports and registration statements that the Servicer, the Guarantor or any Originator or any subsidiary thereof files with the Securities and Exchange Commission or any national securities exchange;

                    (vi) promptly after the filing by the Seller or receiving notice or knowledge thereof, copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $500,000 or which could have a Material Adverse Effect;

                    (vii) at least 60 days prior to any change in the Seller's name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

                    (viii) such other information respecting the Receivables (including, without limitation, a Seller Report on a more frequent basis than provided in clause (iii) above) or the condition or operations, financial or otherwise, of the

          Seller or any of its Affiliates as the Administrator may from time to time reasonably request;

                    (ix) promptly after the Seller obtains knowledge thereof, notice of any (a) litigation, investigation or proceeding which may exist at any time between the Seller and any Governmental Authority which, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect; or (b) litigation or proceeding affecting (i) the Seller, the Servicer, the Guarantor or any Originator in which the amount involved is $100,000 or more and, which is not covered by insurance or in which injunctive or similar relief is sought or (c) litigation or proceedings relating to any Transaction Document; and

                    (x) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer, the Guarantor or any Originator.

          (q)  Year 2000 Compliance.  The Seller shall promptly
               --------------------
notify the Administrator in the event the Seller discovers or determines that any computer application (including those of its suppliers or vendors) that is material to its business and operations will not be Year 2000 Compliant on a timely basis, except to the extent that any such failure to comply could not reasonably be expected to have a Material Adverse Effect and could not reasonably be expected to cause a Termination Event.

          (r)  ERISA Matters.  The Seller shall notify the
               -------------
Administrator as soon as is practicable and in any event not later than two Business Days after (i) the institution of any steps by the Seller or any other Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a lien under section 302(f) of ERISA,
(iii) the taking of any action with respect to a Pension Plan which could result in the requirement that the Seller furnish a bond or other security to the PBGC or such Pension Plan or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by the Seller of any material liability, fine or penalty, or any material increase in the contingent liability of the Seller with respect to any post-retirement "welfare plan" (as defined in Section 3(1) of ERISA) benefit.

                              EXHIBIT V

                          TERMINATION EVENTS


     Each of the following shall be a "Termination Event":
                                       -----------------

          (a) The rating of the $300,000,000 senior subordinated notes due December 15, 2008 issued by Mail-Well I Corporation shall fall below "B" by S&P or "B2" by Moody's (or any such rating has been withdrawn or suspended); or

          (b)  The Seller, the Servicer, the Guarantor or any
Originator shall fail to make any payment required under the Agreement or under any other Transaction Document, and such failure shall remain unremedied for more than one Business Day after the Seller, the Servicer, the Guarantor or any Originator had actual knowledge or notice thereof, or should have known, after the exercise of reasonable diligence, thereof; or

          (c) Any representation or warranty made or deemed made by the Seller, the Servicer, the Guarantor or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document or any other writing or certificate delivered by the Seller, the Servicer, the Guarantor or any Originator pursuant to such Transaction Document shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered and shall remain incorrect or untrue for more than 10 days after the Seller, the Servicer, the Guarantor or any Originator had actual knowledge or notice thereof, or should have known, after the exercise of reasonable diligence, thereof; or

          (d) The Seller, the Servicer, the Guarantor or any Originator shall fail in any material respect to perform or observe any other term, covenant or agreement contained in the Agreement or any other Transaction Document on its part to be performed or observed and any such failure shall remain unremedied for ten days (or, with respect to a failure to deliver the Seller Report pursuant to the Agreement, such failure shall remain unremedied for five days) after the Seller, the Servicer, the Guarantor or any Originator had actual knowledge or notice thereof, or should have known, after the exercise of reasonable diligence, thereof; or

          (e) The Seller, the Servicer, the Guarantor or any Originator shall fail to pay any principal of or premium or interest on any of its Debt which is outstanding in a principal amount of at least $5,000,000 (or, with respect to the Seller, $100,000)in the aggregate when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) This Agreement or any purchase or any reinvestment pursuant to this Agreement shall for any reason (other than pursuant to the terms hereof) (i) cease to create, or the Purchased Interests of the Purchasers shall for any reason cease to be, a valid and enforceable perfected undivided percentage ownership interest to the extent of such Purchased Interests in the Receivables Pool and the Related Security and Collections and other proceeds with respect thereto, free and clear of any Adverse Claim or (ii) cease to create with respect to the items described in Section 1.2(d), or the interest of the Securitization
             --------------
Party with respect to such items shall cease to be, a valid and enforceable first priority perfected security interest, free and clear of any Adverse Claim; or

          (g) The Seller, the Servicer, the Guarantor, any Originator or any Affiliate thereof shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, the Servicer, the Guarantor, any Originator or any Affiliate thereof seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, the Servicer, the Guarantor, any Originator or any Affiliate thereof shall take any corporate action to authorize any of the actions set forth above in this paragraph (g); or
                    -------------

          (h) (i) The arithmetic mean of the Default Ratios for the three most recent Monthly Periods shall equal or exceed 5.0%; or

               (ii)  The Dilution Ratio shall equal or exceed 9.0%; or

          (i) The aggregate of the Purchased Interests of all Purchasers (expressed as a percentage) shall exceed 100% (in each case calculated as though the "NRB" included the aggregate amount of Collections held in trust by the Servicer in the Collection Account for the benefit of the applicable Purchasers for payment to such Purchaser as a reduction of the Capital of such Purchaser on the next Settlement
Date); or

          (j) The Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code with regard to any of the assets of the Seller, the Servicer, the Guarantor or any Originator, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to
Section 4068 of ERISA with regard to any of the assets of the Seller, the Servicer, the Guarantor or any Originator; or

          (k) (i) Any Transaction Document, or any ownership or other interest granted or created thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller, the Servicer, the Guarantor or any Originator or (ii) the Seller, the Servicer, the Guarantor or any Originator shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or

          (l)  A Purchase and Sale Termination Event under the
Purchase and Sale Agreement shall have occurred and be continuing; or

          (m)  Any Change in Control shall have occurred; or

          (n) Any event or circumstance has a material adverse effect on the validity, enforceability or collectibility of any material portion of the Pool Receivables or the ability of the Servicer to collect such Pool Receivables; or

          (o) A material adverse change in the financial condition, operations or prospects shall have occurred with respect to the Seller, the Servicer, the Guarantor or any Originator; or

          (p) The Tangible Net Worth of the Seller falls below the Required Net Worth.

          FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT


     THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of July 1, 1999 (the "Amendment"), is entered into among MAIL-WELL
                      ---------
TRADE RECEIVABLES CORPORATION, a Colorado corporation, as seller (the "Seller"), MAIL-WELL I CORPORATION, a Delaware corporation, as initial
 ------
Servicer (the "Servicer"), QUINCY CAPITAL CORPORATION, a Delaware
               --------
corporation (the "Issuer"), the Alternate Purchasers from time to time
                  ------
party thereto (the "Alternate Purchasers") and BANK OF AMERICA,
                    --------------------
NATIONAL ASSOCIATION (f/k/a BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION), a national banking association, as administrator (the "Administrator").
 -------------

                         R E C I T A L S
                         - - - - - - - -

     A.   The Seller, the Servicer, the Issuer, the Alternate
Purchasers and the Administrator are parties to Receivables Purchase Agreement, dated as of July 1, 1999 (the "Agreement"); and
                                          ---------

     B. The parties to the Agreement desire to amend the Agreement as set forth herein.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.   Certain Defined Terms.  Capitalized terms used but not
          ---------------------
defined herein shall have the meanings set forth for such terms in
Exhibit I to the Agreement.

     2.   Amendments to the Agreement. The Agreement is hereby
          ---------------------------
amended as follows:

          2.1 The introductory paragraph of the Agreement is hereby amended by adding, immediately after the parenthetical defining "Bank of America", the following phrase:

          , HARRIS TRUST AND SAVINGS BANK, THE BANK OF NOVA SCOTIA

          2.2 A new Section 4.15 is hereby added to the Agreement to be and to read as follows:

              Section 4.15   Addition of Included Sites.
                             --------------------------
          Additional locations of an Originator may be added to
          Schedule IV as Included Sites with the consent of the Seller and the Administrator (which consent shall not be unreasonably withheld), provided that the following conditions are satisfied on or before the date of such addition:

                    (a) the applicable Originator shall have given the Seller and the Administrator at least five (5) Business Days' prior written notice of such proposed addition and the identity of the proposed location;

                    (b)  such Originator has delivered to the
               Seller and the Administrator a revised Schedule IV reflecting such additional location;

                    (c)  such Originator has delivered to the
               Administrator copies of each Lock-Box Agreement with respect to such additional location, duly executed by each of the parties thereto, in substantially the form of Annex B and a revised Schedule I reflecting such additional Lock-Box Agreements;

                    (d)  the Seller and the Administrator shall
               have completed their review, if any, of the historical receivables data and accounts and such information shall be satisfactory thereto; and

                    (e) no event has occurred and is continuing, or would result from the addition of such location as an Included Site, that constitutes a Termination Event or an Unmatured Termination Event.

          2.3  The definition of "Included Site" is hereby added to
     Exhibit I to the Agreement, as alphabetically appropriate, to be and to read as follows:

               "Included Site" means any location of an Originator
                -------------
          listed on Schedule IV, as such schedule may from time to time be revised in accordance with Section 4.15.

          2.4 The definition of "Receivable" in Exhibit I to the Agreement is hereby amended by adding the following phrase, immediately prior to the period, at the end thereof:

          , other than any such indebtedness not arising at or through an Included Site

          2.5 Clause (ii)(A) of paragraph (i) in Exhibit IV to the Agreement is hereby amended by adding the following proviso, immediately prior to the comma, at the end thereof:

          ; provided, however, that the Obligors of Receivables originated by WISCO II, LLC or WISCO III, LLC may be instructed to make payments directly to the Servicer (or any sub-servicer), which payments shall be deposited by the Servicer (or such sub-servicer) into a Lock-Box Account not later than two Business Days after receipt thereof.

          2.6 Schedule I to the Agreement is hereby amended and restated to be read as set forth on Schedule I hereto.

          2.7 A new Schedule IV is hereby added to the Agreement to be and to read as set forth on Schedule IV hereto.

     3.   Effect of Amendment.  This Amendment shall become effective
          -------------------
upon (i) the execution of this Amendment and the first amendments to the Purchase and Sale Agreement and to the Servicing Agreement, each dated as of the date hereof (the "Other First Amendments") by all of the
                            ----------------------
parties and (ii) receipt by the Administrator of all agreements, opinions and other documents reasonably requested thereby. Except as expressly amended and modified by this Amendment, all provisions of the Receivables Purchase Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements to "this Agreement", "hereof", "herein", or words of similar effect referring to such Agreement shall be deemed to be references to the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as set forth herein.

     4.   Counterparts.  This Amendment may be executed in any number
          ------------
of counterparts and by different parties on separate counterparts, each of which shall be deemed to be an original and all of which when take together shall constitute but one and the same instrument.

     5.   Governing Law.  This Amendment shall be governed by, and
          -------------
construed in accordance with, the law of the State of New York without regard to any otherwise applicable principles of conflicts of law.

     6.   Section Headings.  The various headings of this Amendment
          ----------------
are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

     7.   Consent.  Each party hereto hereby consents to the
          -------
execution and delivery of the Other First Amendments.



                    [signature pages on next page]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         MAIL-WELL TRADE RECEIVABLES
                         CORPORATION, as Seller


                         By:_____________________________________
                         Name:  Robert Meyer
                         Title: Vice President, Treasurer and Tax



                         MAIL-WELL I CORPORATION, as Servicer


                         By:_____________________________________
                         Name:  Robert Meyer
                         Title: Vice President, Treasurer and Tax

                         BANK OF AMERICA, NATIONAL ASSOCIATION
                         (f/k/a BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION), as Administrator


                         By:______________________________________
                         Name:
                         Title:



                         BANK OF AMERICA, NATIONAL ASSOCIATION
                         (f/k/a BANK OF AMERICA NATIONAL TRUST AND
                         SAVINGS ASSOCIATION), as an Alternate
                         Purchaser


                         By:______________________________________
                         Name:
                         Title:

                         HARRIS TRUST AND SAVINGS BANK,
                         as an Alternate Purchaser



                         By:__________________________________
                         Name:
                         Title:

                         THE BANK OF NOVA SCOTIA,
                         as an Alternate Purchaser


                         By:_________________________________
                         Name:
                         Title:

                         QUINCY CAPITAL CORPORATION,
                         as Issuer


                         By:_________________________________
                         Name:
                         Title:

                             SCHEDULE IV

                            INCLUDED SITES


          Originator                             Location
          ----------                             --------